CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT 2.1

EXECUTION VERSION

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of July 6, 2006, by and among Access Integrated Technologies, Inc., a Delaware corporation (the “Buyer”), UniqueScreen Media, Inc., a Delaware corporation (the “Company”), the holders of all of the capital stock of the Company listed on the signature pages hereto (collectively, “Sellers” and, individually, a “Seller”), and Granite Equity Limited Partnership, as the Stockholder Representative.

W I T N E S S E T H

WHEREAS, the Company is engaged in the business of providing content, including pre-movie entertainment and advertising, to movie exhibitors in North America;

WHEREAS, the Sellers own beneficially and of record all of the issued and outstanding shares of capital stock and stock options of the Company and the Sellers who own stock options or shares of preferred stock of the Company will exercise or convert, as the case may be, such stock options or preferred stock, respectively, prior to or concurrently with the Closing;

WHEREAS, the Sellers desire to sell all of the issued and outstanding shares of capital stock of the Company and all of the shares of capital stock of the Company to be issued upon the exercise of stock options or conversion of preferred stock of the Company prior to or concurrently with the Closing (collectively, the “Shares”), and the Buyer desires to purchase the Shares, on the terms and conditions set forth herein;

NOW, THEREFORE, as of the Effective Time and subject to the approval and authorization of the Buyer’s Board of Directors, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Company, the Sellers, the Buyer and the Stockholder Representative (collectively, the “Parties” and, individually, a “Party”), intending to be legally bound, hereby agree as follows:

1.	Definitions.

(a)        Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

“Action” means any action, suit, proceeding, hearing, litigation, investigation, charge, complaint, claim, demand or notice.

“Actual Long-Term Debt” has the meaning set forth in Section 2(e)(ii).

“Advertising Contracts” has the meaning set forth in Section 4(k)(vi).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly,

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of capital stock or other equity ownerships, by contract or otherwise.

“Affiliated Group” means any affiliated group within the meaning of Section 1504 of the Code or any similar combined, consolidated or unitary group defined under state, local or foreign Law.

“Auditor” shall mean an independent accounting firm of recognized national standing selected by the Company and reasonably acceptable to the Buyer.

“Average Price” shall mean the average Closing Price of Buyer’s Common Stock on Nasdaq for the ten (10) Business Days prior to the date which is two (2) calendar days prior to the Closing Date.

“Base Price” shall mean the average Closing Price of Buyer’s Common Stock on Nasdaq for the ten (10) Business Days prior to the date hereof.

“Breaching Party” has the meaning set forth in Section 11(a).

“Business” means the businesses conducted by the Company as of the date of this Agreement, which includes providing entertainment and advertising content to exhibitors in North America to display prior to a movie.

“Business Day” means any day other than a Saturday, a Sunday, a day on which commercial banks are authorized by Law to be closed in the State of New York or a day on which the New York Stock Exchange is not open for trading.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer’s Common Stock” means the class A common stock, par value $0.001 of the Buyer.

“Buyer Indemnified Parties” has the meaning set forth in Section 9(b).

“Capitalization Table” has the meaning set forth in Section 4(c)(iv).

“Capital Lease Obligation” means the capital lease obligations of the Company as of the Closing Date, determined in accordance with GAAP.

“Capital Stock” means (i) any and all shares, interests, participations or other equivalents (however designated) of capital stock or equity interests of a corporation, (ii) any and all equivalent membership or equity ownership interests in a Person (other than a corporation), (iii) any security or instrument which is exchangeable for or convertible into any of the foregoing, and (iv) and any and all warrants, rights or options to purchase, acquire or subscribe for any of the foregoing, or any warrants, rights or options to purchase, acquire or subscribe for any such warrants, rights or options.

2

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

“Cash Payment” shall mean One Million Dollars ($1,000,000).

“Certificate” means certificates representing Company Shares outstanding immediately prior to the Closing Date.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on September 29, 2005, a true, correct and complete copy of which has heretofore been delivered to the Buyer by the Company.

“Claim” has the meaning set forth in Section 9(d).

“Claimant” has the meaning set forth in Section 9(d).

“Claim Notice” has the meaning set forth in Section 9(d).

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Price” means, for any date, the last reported closing sale price of the Buyer’s Common Stock for such date on Nasdaq as reported by Bloomberg Financial L.P.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any and all rules and regulations promulgated thereunder.

“COBRA Individuals” has the meaning set forth in Section 4(n)(vii).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” has the meaning set forth in Section 4(c)(i).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Officers” means the officers of the Company identified on Schedule 1(a) and any individual who succeeds to a position with the Company held by any such individual between the date of this Agreement and the Closing.

“Company Shares” means all issued and outstanding shares of the Capital Stock of the Company on a fully diluted basis.

“Company Statement” has the meaning set forth in Section 2(e)(iv)(A).

“Company Stockholder” has the meaning set forth in Section 4(c)(iv).

“Company Theaters” has the meaning set forth in Section 12(b)(i).

“Confidential Information” has the meaning set forth in the Nondisclosure Agreement.

3

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

“Consent” means any permit, license, certificate, approval, consent, ratification, waiver, acquiescence, order or other authorization required from or notice to any Person, including any Governmental Authority, which may be necessary or advisable to consummate the Transactions.

“Contract” means any agreement, understanding, undertaking, obligation, contract, license, option or lease (or series or groups of related agreements, understandings, undertakings, obligations, contracts, licenses, options or leases), whether written or oral, that is legally binding.

“Earn Out Amount” has the meaning set forth in Section 12(b)(ii).

“Earn Out Determination Date” has the meaning set forth in Section 12(b)(iii).

“Earn Out Master License Agreement” has the meaning set forth in Section 12(b)(ii).

“Earn Out Payment” has the meaning set forth in Section 12(b)(iv).

“Earn Out Period” has the meaning set forth in Section 12(b)(v).

“Earn Out Statement” has the meaning set forth in Section 12(b)(vi).

“Effective Time” means 5:00pm Eastern Time on Thursday, July 6, 2006, following the approval and authorization in writing by the Buyer’s Board of Directors of the Buyer’s execution of, and entry into, each of the Transaction Documents.

“Employee Benefit Plan” has the meaning set forth in Section 4(n)(i).

“Employment Agreement” means the employment agreements to be entered into at or prior to Closing between the Company and each Company Officer, each in substantially the form attached hereto as Exhibit A.

“Environmental Claims” means any and all administrative, regulatory or judicial Actions, Liabilities, Liens, Losses, notices of non-compliance or violation, notice of Liability or potential Liability, investigations, costs of consultants and experts, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any environmental Permit or Regulated Substance or arising from alleged injury or threat of injury to health, safety or the indoor or outdoor environment, including, without limitation, (a) by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any Person for sanctions, fines, penalties, damages (including punitive, consequential or treble damages), contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means all Laws relating to pollution, the indoor or outdoor environment (including ambient air, surface water, groundwater, land surface or subsurface strata), or protection of human health as it relates to the indoor or outdoor environment, or occupational health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42  U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et

4

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

seq.), the Clean Air Act (42  U.S.C. § 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any other present or future Laws relating to release or threatened release of Regulated Substances, damage to the indoor or outdoor environment, resource extraction or other activities that could have an impact on the environment, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Regulated Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Existing Lenders” means Excel Bank Minnesota, Eugene K. Schreder and Alyssa M. Schreder, SilverScreen Advertising, Incorporated and Granite Equity Limited Partnership.

“Financial Statements” has the meaning set forth in Section 4(h)(i).

“First Promissory Note” means that certain Promissory Note, dated as of the date of Closing, issued by the Buyer in favor of the Sellers in the principal amount of One Million Dollars ($1,000,000), as adjusted pursuant to Section 2(e)(ii), having a three (3) year term and bearing interest at the rate of eight percent (8%) per annum compounded quarterly, in substantially the form attached hereto as Exhibit B-1.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any governmental or quasi-governmental agency or authority, whether administrative, executive, judicial, legislative or other or any combination thereof, including any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or entity, commission, corporation, court, tribunal, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“HIPAA” means the Health Insurance Portability and Accountability Act and all rules and regulations promulgated thereunder.

“Indemnification Basket” has the meaning set forth in Section 9(f)(i).

“Indemnification Cap” has the meaning set forth in Section 9(f)(ii).

“Intellectual Property” has the meaning set forth in Section 4(f).

“IRS” means the Internal Revenue Service.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

5

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

“Knowledge”, “to the Company’s Knowledge”, “known to” or similar phrase, means the actual knowledge of any officer of the Company as of the date of this Agreement after reasonable inquiry given the nature of such individual’s position and responsibilities.

“Law” means any applicable common law, constitution, statute, ordinance or code enacted, adopted, promulgated, applied or followed by any Governmental Authority and, unless the context otherwise requires, all rules and regulations promulgated thereunder, and any injunction, judgment, determination, order, decree, writ, ruling, charge, or other restriction of any Governmental Authority, except for city, township or municipal ordinances.

“Liability” means any liability, indebtedness or obligation of whatever kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, security interest, lien, claim, charge or other restriction or encumbrance of every nature and description whatsoever.

“Long-Term Debt” means the long-term debt of the Company as of the Closing Date, determined in accordance with GAAP.

“Long-Term Debt Target” has the meaning set forth in Section 2(e)(ii).

“Losses” means all Actions, injunctions, judgments, determinations, orders, decrees, writs, rulings, charges, damages, dues, penalties, sanctions, fines, costs, expenses, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, and losses, including court costs and attorneys’ fees and expenses; provided, however, that the term “Losses” shall not include, or shall otherwise be reduced by the following: (i) any amount that a Person seeking recovery for Losses receives under any insurance policy on account of such Losses, (ii) the amount of any net Tax benefit of the Claimant from the deduction of such Losses and (iii) Losses that are speculative.

“Material Adverse Effect” or “Material Adverse Change” means any effect, change or development or combination of developments relating to the Company that could reasonably be expected to be materially adverse to the Business, assets, financial condition, prospects or operating results of the Company, taken as a whole, or on the ability of the Company to consummate timely the Transactions.

“Most Recent Financial Statements” has the meaning set forth in Section 4(h)(i).

“Nasdaq” shall mean the Nasdaq Global Market.

“Non-Breaching Party” has the meaning set forth in Section 11(a).

“Nondisclosure Agreement” means that certain Mutual Nondisclosure Agreement, dated as of June 8, 2006, between the Company and the Buyer.

“Nonvoting Common” has the meaning set forth in Section 4(c)(iii).

6

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

“Ordinary Course of Business” means the ordinary course of business in the industries in which the Business is conducted and consistent with past custom and practice (including with respect to quantity and frequency).

“Options” mean the options to purchase any shares of the Company.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization and its bylaws, (ii) with respect to any limited partnership, its certificate of limited partnership and its limited partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles or certificate of organization or formation and its operating or limited liability company agreement.

“Outside Date” has the meaning set forth in Section 11(b)(ii).

“Party” has the meaning set forth in the preamble of this Agreement.

“Payment Fund” has the meaning set forth in Section 2(d)(i).

“Payoff Statement” has the meaning set forth in Section 8(a)(i).

“Permits” has the meaning set forth in Section 4(e).

“Permitted Liens” means (i) any Lien for Taxes not yet due and payable, (ii) any leases and any Lien arising out of deposits made to secure Contracts of a like nature arising in the Ordinary Course of Business, and (iii) Liens of carriers, warehousemen, mechanics, vendors, carriers, workmen, repairmen, laborers and materialmen or other similar encumbrances incurred in the Ordinary Course of Business for sums not yet due or being contested in good faith, provided that, in the case of any of clauses (i), (ii) and (iii), adequate reserves have been established therefor to the extent required by GAAP.

“Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, association, joint stock company, trust, joint venture, unincorporated organization or other entity, including any Governmental Authority.

“Pre-Closing Tax Period” means all taxable periods of the Company ended or ending prior to the Closing Date.

“Preferred Stock” has the meaning set forth in Section 4(c)(ii).

“Proceeding” shall mean any action, suit, counter-claim, arbitration, mediation, litigation, inquiry, hearing, investigation or other proceeding of any kind involving any Governmental Authority, any Judicial Authority or any other Person.

“Purchase Price” has the meaning set forth in Section 2(a).

“Quarterly Earn Out Period” has the meaning set forth in Section 12(b)(vii).

7

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

“Real Property Leases” has the meaning set forth in Section 4(k)(i).

“Registration Rights Agreement’ shall mean the Registration Rights Agreement, dated as of the Closing Date, between the Buyer and the Sellers, in substantially the form attached hereto as Exhibit C.

“Regulated Substances” means any substances, chemicals, materials or elements that are prohibited, limited or regulated by any Environmental Laws, any petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas or any other substances, chemicals, materials or elements that are defined as “hazardous” or “toxic” or words of similar import or otherwise regulated, under the Environmental Laws, or that are known or considered to be harmful to the health or safety of occupants or users of the Premises. The term “Regulated Substances” shall also include any substance, chemical, material or element (i) defined as a “hazardous substance” under the CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986; (ii) defined as a “regulated substance” within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i); (iii) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act (33 U.S.C. § 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); or (iv) defined as “hazardous”, “toxic”, or otherwise regulated, under any Environmental Laws adopted by the Governmental Authorities of any of the jurisdictions where the Company owns, operates or leases real property.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

“Required Consent” means any Consent of any Governmental Authority or other Person of any kind which is necessary or otherwise appropriate in order for the Company to consummate the Transactions and to perform their respective obligations under the Transaction Documents, including (i) any Consents required to be obtained from the Existing Lenders and lessors of real or personal property occupied or used by the Company in the Business, (ii) any Consents required to be obtained under any Theater Agreements and (iii) any Consents required to be obtained from a customer of the Company in connection with the consummation of the Transactions where the contract with such customer is for an amount in excess of $20,000 or where the failure to obtain any such Consent could reasonably be expected to have a Material Adverse Effect.

“Schreder Promissory Note” means the promissory note, dated March 8, 2004, issued by the Company in favor of Eugene K. Schreder and Alyssa M. Schreder in the original principal amount of One Million Dollars ($1,000,000).

“Second Promissory Note” means that certain Promissory Note, dated as of the date of Closing, issued by the Buyer in favor of the Sellers in the principal amount of Four Million Dollars ($4,000,000), having a term which matures on the earlier of (i) the date of execution of a definitive *** agreement *** between the Company and ***

8

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

*** or (ii) November 30, 2006, and bearing interest at the rate of eight percent (8%) per annum compounded quarterly, in substantially the form attached hereto as Exhibit B-2.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Percentage” of any Seller means the percentage listed on Schedule 2(a) opposite such Seller’s name.

“Series A Preferred” has the meaning set forth in Section 4(c)(ii).

“Series B Preferred” has the meaning set forth in Section 4(c)(ii).

“Shares” has the meaning set forth in the preamble to this Agreement.

“Stockholder Indemnified Parties” has the meaning set forth in Section 9(g).

“Stockholder Representative” has the meaning set forth in Section 9(c)(i).

“Stockholder Representative Agreement” means that certain Stockholder Representative Agreement, dated as of the Closing Date, by and among the Stockholder Representative and all of the Company Stockholders, substantially in the form attached hereto as Exhibit D.

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of September 20, 2004, by and among the Company and certain stockholders thereof.

“Stock Payment” means that number of shares of Buyer’s Common Stock to be paid to the Sellers as partial consideration for their shares which number shall be determined in accordance with Section 2(e)(i).

“Subsidiary” means any Person of which (i) if a corporation, a majority of the total equity or voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar equity or ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own(s) a majority equity or ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” or “Taxes” means any federal, state, local or foreign income, gains, gross receipts, branch, license, payroll, employment, excise, utility, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding,

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

9

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

social security (or similar), unemployment, employment, disability, compensation, real property, personal property, sales, use, goods and services, transfer, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any and all returns, declarations, reports, claims for refund, disclosures, estimates, or information returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and any amendment thereof.

“Theater Agreements” has the meaning set forth in Section 4(k)(iii).

“Third Party Action” has the meaning set forth in Section 9(e).

“Third Party Action Notice” has the meaning set forth in Section 9(e).

“Transaction Documents” means this Agreement, the First Promissory Note, the Second Promissory Note, the Registration Rights Agreement, the Stockholder Representative Agreement and the other documents and agreements to be executed and delivered in connection herewith and therewith.

“Transactions” means the performance by the Parties of their respective obligations under this Agreement.

“Voting Common” has the meaning set forth in Section 4(c)(iii).

(b)        Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document herein shall be construed as referring to such Contract, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) any definition or reference to any Law shall be construed as referring to such Law as from time to time amended, supplemented or otherwise modified, and (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

10

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

2.	Purchase and Sale of Shares; Closing.

(a)        Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell, transfer, assign, convey and deliver to the Buyer, and the Buyer shall purchase and accept from each Seller, all of such Seller’s right, title and interest in and to the number of Shares set forth opposite such Seller’s on Schedule 2(a), free and clear of all Liens, for each Seller’s share of (i) the Stock Payment, (ii) the Cash Payment, (iii) the First Promissory Note, (iv) the Second Promissory Note and (v) the Earn Out Payment (collectively, the “Purchase Price”). The Purchase Price shall be allocated among the Sellers in accordance with the percentages and as further set forth opposite each Sellers name on Schedule 2(a). Such allocation has been determined in accordance with the Organizational Documents and Certificate of Designation of the Company and shall be paid in accordance with Section 2(d).

(b)        Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, commencing at 9:00 a.m. local time on the third (3rd) Business Day following the date on which all of the conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions the respective Parties shall take at the Closing itself pursuant to the terms of the Transaction Documents) have been satisfied or waived in writing by the appropriate Parties or such other date as the Parties may mutually agree, but no later than July 31, 2006. The actual date of Closing shall be referred to herein as the “Closing Date.”

(c)        Actions at the Closing. At the Closing, (ii) the Company, the Buyer and the Sellers will deliver those documents and perform those actions required under Section 8 and (ii) the Buyer will deliver the Purchase Price required under Section 2(d)(i).

(d)	Procedure for Payment.

(i)         Payments. At the Closing, the Buyer shall deliver the Stock Payment, the First Promissory Note, the Second Promissory Note and the Cash Payment to the Stockholder Representative for distribution to the Company Stockholders (the “Payment Fund”). Each Seller shall be entitled to receive the amount of the Purchase Price set forth on Schedule 2(d)(i) hereto. The Stockholder Representative shall pay over to the Buyer any portion of the Payment Fund (including any interest or earnings thereon) remaining in the Payment Fund on the first anniversary of the Closing Date. Thereafter, all Company Stockholders shall be required to look solely to the Company (subject to abandoned property, escheat and similar Laws) as general creditors thereof with respect to the consideration payable upon surrender of their Certificates and compliance with any other applicable requirements set forth herein and receipt thereof by the Company.

(ii)        Exchange Procedure. At the Closing, each of the Company Stockholders shall deliver the Certificates held by it to the Buyer. Upon such delivery to the Buyer, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Stockholder Representative shall promptly distribute to such holder, the amount of the Payment Fund to which the Shares theretofore represented by such Certificate shall be entitled as set forth on Schedule 2(d)(ii) hereto, and the Certificate so surrendered shall forthwith be cancelled.

11

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(iii)       Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Buyer, the posting by such Person of a bond satisfactory to and in such amount as the Buyer may direct as indemnity against any claim that may be made with respect to such Certificate, the Stockholder Representative will pay to the holder of such lost, stolen or destroyed Certificate, such holder’s share of the Payment Fund.

(e)	Adjustment of the Purchase Price.

(i)         Stock Payment Adjustment. The Stock Payment will equal that number of shares of Buyer’s Common Stock determined by dividing Ten Million Dollars ($10,000,000) by the Base Price; provided, however, that if the Average Price is either (A) less than the Base Price by more than twenty percent (20%) of the Base Price or (B) more than the Base Price by more than twenty percent (20%) of the Base Price, the Parties may negotiate and agree upon the number of shares of Buyer’s Common Stock that will satisfy the Stock Payment; provided, however, that if the Parties cannot reach an agreement on such number of Shares for any reason, then, except for the provisions of Section 11(c)(i) and (iii) of this Agreement, then this Agreement shall terminate and be of no further force and effect.

(ii)        First Promissory Note Adjustment. The principal amount of the First Promissory Note shall be One Million Dollars ($1,000,000) subject to adjustment as follows: if on the Closing Date the sum of (x) Long-Term Debt (excluding the Schreder Promissory Note) and (y) Capital Lease Obligations (together, the “Actual Long-Term Debt”) is less than Six Million Dollars ($6,000,000) (the “Long-Term Debt Target”), then the amount of the First Promissory Note shall be increased by the difference between the Long-Term Debt Target and the Actual Long-Term Debt; provided, however, that in no event will the principal amount of the First Promissory Note exceed Two Million Dollars ($2,000,000).

(iii)       Second Promissory Note Adjustment. If on the Closing Date the Actual Long-Term Debt is more than the Long-Term Debt Target, then the amount of the Second Promissory Note shall be decreased by the difference between the Long-Term Debt Target and the Actual Long-Term Debt. Notwithstanding anything contained herein to the contrary, the Actual Long-Term Debt shall not exceed Eleven Million Dollars ($10,000,000).

(iv)	Long-Term Debt and Capital Lease Obligation Determination.

(A)       Ten (10) Business Days prior to the anticipated Closing Date, the Company shall deliver to the Buyer a determination of the Long-Term Debt and Capital Lease Obligations as of the anticipated Closing Date, together with reasonably detailed supporting documents, information and calculations (the “Company Statement”).

(B)       Upon delivery to the Buyer of the Company Statement, the Company will (A) provide a representative of the Buyer with reasonable access to the employee(s) of the Buyer who prepared the Company Statement, and (B) provide a representative of the Buyer with access to the relevant records of the Company that were used by the Buyer to calculate the Long-Term Debt and Capital Lease Obligations. The Buyer may, in good faith, dispute the calculation of the Company Statement or any element of the Company

12

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Statement by notifying the Company of such disagreement, in writing, setting forth, in detail, the particulars of such disagreement, within five (5) days from the date of receipt of the Company Statement. In the event that the Buyer fails to dispute the amount of the Long-Term Debt, the Capital Lease Obligations or the Company Statement within such five (5) day period, the Buyer shall be deemed to have accepted the Company’s calculation of the Long-Term Debt and Capital Lease Obligations, which shall be final, binding and conclusive for all purposes. If the Buyer timely submits a written notice of disagreement, the Company and the Buyer, acting in good faith, shall use their commercially reasonable efforts, for a period of five (5) days (or such longer period as they may mutually agree), to resolve the specified disagreements. If, at the end of such period, the Buyer and the Company are unable to resolve the disagreements, the dispute shall be referred to the Auditor for resolution. The Auditor shall determine, as promptly as practicable, but in any event within thirty (30) calendar days of the date on which such dispute is referred to them, based solely on the written submissions forwarded by the Buyer and the Company, whether and to what extent (if any) the disputed Long-Term Debt, Capital Lease Obligations and Company Statement require adjustment. All fees and expenses in connection with the resolution of such disagreement shall be paid by the Company if it is determined that the Company’s calculations were incorrect and by the Buyer if it is determined by the Auditor that their dispute was incorrect or unwarranted. The determination of the Auditor shall be final, conclusive and binding on the Buyer and the Company. If a dispute arises and the resolution procedures of this section are applicable, the Closing shall be extended to the third (3rd) Business Day following the date on which the Auditor provides the final resolution or such other date upon which the Buyer and the Company shall agree.

3.          Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the Company and the Sellers as follows:

(a)        Organization; Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has the requisite power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Buyer and the consummation by the Buyer of the Transactions have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company and the Sellers, constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except to the extent enforcement thereof may be limited by: (A) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditor’s rights generally, and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b)	Authority; Noncontravention; Consents.

(i)         None of the execution and delivery of this Agreement or the other Transaction Documents by the Buyer, the performance by the Buyer of its obligations hereunder and thereunder, or the consummation by the Buyer of the Transactions will: (A) violate, conflict with or result in any breach of any provision of any of the Buyer’s Organizational Documents,

13

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(B) violate, conflict with or result in a violation or material breach of, constitute a default (with or without due notice or lapse of time or both) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material Contract to which either of the Buyer is a party or by which the Buyer or any of its respective properties or assets may be bound or affected, or (C) violate any Law applicable to either of the Buyer or any of its respective properties or assets; in the case of (B) and (C), which violation, conflict or default would have a Material Adverse Effect on the Buyer or the consummation by the Buyer of the Transactions.

(ii)        No Consent is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, or the consummation by the Buyer of the Transactions, except for the Required Consents.

(c)        Financial Ability to Close. At Closing, the Buyer will have the financial ability to perform its obligations under this Agreement and the other Transaction Documents.

(d)        Brokers’ Fees. The Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

(e)        The Buyer’s Common Stock. The Buyer’s Common Stock to be issued to the Company Stockholders pursuant to this Agreement will at the Closing be duly authorized, validly issued, fully paid and nonassessable, and upon issuance to the Company Stockholders shall not be subject to any transfer restrictions except for those subject to federal or state securities laws or the rules or regulations promulgated thereunder.

4.          Representations and Warranties of the Company. Except as set forth on the disclosure schedules attached hereto, the Company and the Sellers, jointly and severally, represent and warrant to the Buyer as follows:

(a)        Organization, Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company: (i) is duly qualified and in good standing under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (ii) have the requisite power and authority to carry on the Business in which it is currently engaged and to own, lease and use the properties as currently owned and used by it, and has complied and, as of the date hereof, is in compliance with, their respective Organizational Documents. The Company has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the Transaction Documents and (ii) consummate the Transactions.

(b)	Authority; Noncontravention; Consents.

(i)         The Company has the requisite power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company and the

14

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

consummation by the Company of the Transactions have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of the Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditor’s rights generally, and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Each of the other Transaction Documents, when executed and delivered by the Company and, assuming such Transaction Documents constitute legal, valid and binding agreements of each of the other parties thereto, will constitute legal, valid and binding obligations of the Company, except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally, and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(ii)        Set forth on Schedule 4(b)(ii) is a list of all Required Consents. Subject to obtaining the Required Consents set forth on such schedule, none of the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its respective obligations hereunder and thereunder, or the consummation by the Company of the Transactions will: (A) violate, conflict with or result in any breach of any provision of the respective Organizational Documents of the Company, (B) violate, conflict with or result in a violation or breach of, constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the Consent of any other Person to, or result in the acceleration of, or entitle any Person to accelerate (whether as a result of a change in control of any of the Company or otherwise) any obligation, Contract, agreement, instrument, order, judgment or decree to which the Company is a party or result in the loss of any benefit, or give rise to the creation of any Lien upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any Contract to which the Company is a party or by which they or any of their respective properties or assets may be bound or affected, or (C) violate any Law applicable to the Company or any of its respective properties or assets.

(iii)       No Consent from any Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Company, or the consummation by the Company of the Transactions.

(c)	Capital Structure.

(i)         Authorized Capital Stock. The authorized Capital Stock of the Company consists of two classes of stock that are designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Capital Stock that the Company is authorized to issue is one hundred thousand (100,000) shares, of which twenty thousand (20,000) shares are Common Stock and eighty thousand (80,000) shares are Preferred Stock. All shares of Common Stock and Preferred Stock have no par value.

15

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(ii)        Preferred Stock. The Preferred Stock consists of two series, the Series A Preferred Stock (the “Series A Preferred”), the Series B Preferred Stock, (the “Series B Preferred”, and, together with the Series A Preferred, the “Preferred Stock”). The Company is authorized to issue (A) fifty thousand (50,000) shares of Series A Preferred, of which twenty five thousand (25,000) shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable and (B) thirty thousand (30,000) shares of Series B Preferred, of which fifteen thousand four hundred (15,400) shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable.

(iii)       Common Stock. The Common Stock consists of two series, the Series A Voting Common Stock ( the “Voting Common”) and the Series B Nonvoting Common Stock (the “Nonvoting Common”). The Company is authorized to issue (A) ten thousand (10,000) shares of the Voting Common, of which four thousand one hundred and twenty (4,120) shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable and (B) ten thousand (10,000) shares of the Nonvoting Common, of which no shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable.

(iv)       Outstanding Shares. Set forth on Schedule 4(c)(iv) is a complete and accurate list, as of the date hereof, of all of the holders of the Shares (collectively, the “Company Stockholders”) and their individual holdings, by series, on a fully diluted basis (the “Capitalization Table”). Except as set forth on Schedule 4(c)(iv), there are no, and as of the Closing Date there will be no, outstanding options, warrants, rights (including conversion and preemptive rights and rights of first refusal and similar rights) or agreements for the purchase or acquisition from or by the Company of any of its Capital Stock. Except as set forth on Schedule 4(c)(iv), no outstanding Capital Stock of the Company provides for acceleration or vesting, or requires anti-dilution adjustments, by reason of the consummation of the Transactions. The Company is not a party or subject to any Contract and, except as set forth on Schedule 4(c)(iv), there is no Contract between or among any Persons that affects or relates to the voting or giving of written consent with respect to any security or voting by a stockholder or director of the Company. All of the outstanding Capital Stock of the Company is duly and validly authorized and issued, fully paid and nonassessable, and was issued in compliance with all applicable federal and state securities Laws. Except as set forth on Schedule 4(c)(iv), the Company has not granted or agreed to grant any registration rights, including piggyback and/or demand registration rights, to any Person other than pursuant to the registration rights provisions set forth in the Stockholders’ Agreement.

(v)        Subsidiaries. Except as set forth on Schedule 4(c)(v), the Company does not presently own or control, directly or indirectly, any interest in any other Person.

(d)        Assets; Title to Assets. Except as set forth on Schedule 4(d), the Company owns all of its property and assets free and clear of all Liens (other than Permitted Liens). With respect to the property and assets it leases, the Company is in substantial compliance with all terms of such leases and, to the Company’s Knowledge, holds a valid leasehold interest free of any Liens other than Permitted Liens. The Company owns no real property.

16

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(e)        Permits; Governmental Licenses; Consents. The Company has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, “Permits”) that are required in order to conduct or are material to the Business or any other business in which it engages, as presently conducted and as proposed to be conducted, except where the failure to obtain such Permit would not have a Material Adverse Effect. All such Permits are in full force and effect and, as of the date hereof, no notices of failure to comply have been received by the Company or, to the Company’s Knowledge, recorded in respect of any such Permits. The Company has no Knowledge of any reason why such Permits may be revoked, suspended or not renewed at expiration. All applications, reports, notices and other documents required to be filed by the Company with all Governmental Authorities have been timely filed, except where failure to timely file would not have a Material Adverse Effect and all such filings are complete and correct in all material respects as filed or as amended prior to the date hereof. With respect to any required Permits, applications for which are either pending or contemplated as of the date hereof, the Company knows of no reason why such Permits would not be approved and granted by the appropriate Governmental Authority.

(f)         Intellectual Property Rights. The Company owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights (“Intellectual Property”) necessary for its Business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of any other Person and, to Company’s Knowledge, no Person is infringing, violating or misappropriating any Intellectual Property owned by the Company or in which the Company has an interest. There are no outstanding Liens (other than Permitted Liens) relating to any of the foregoing. Except as set forth on Schedule 4(f), the Company is not bound by or a party to any Contracts of any kind with respect to the Intellectual Property of any other Person other than such Contracts arising from the purchase or use of “off the shelf” products. A list of all Intellectual Property as of the date hereof is set forth on Schedule 4(f). The Company has not received any written notice alleging that the Company has violated or, by conducting its Business as proposed, would violate any of the Intellectual Property rights of any other Person, nor does the Company have Knowledge of any such violations.

(g)        Insurance. The Company has in full force and effect (i) insurance to such extent and against such risks, including fire and other casualties, as is customary and reasonable with companies in the same or similar businesses, (ii) workmen’s compensation insurance in the amount required by applicable Law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by applicable Law (including, without limitation, against larceny, embezzlement or other criminal misappropriation, flood, vandalism, malicious mischief, and environmental damage). Schedule 4(g) sets forth a complete and accurate list of all insurance policies maintained by the Company as of the date hereof.

17

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(h)        Financial Statements; Undisclosed Liabilities: No Material Adverse Change.

(i)         Attached to Schedule 4(h) are the following financial statements (collectively, the “Financial Statements”): (A) the audited balance sheets and statements of operations, changes in stockholders’ equity (deficit) and cash flows for the Company as of and for the fiscal years ended December 31, 2005 and 2004; and (B) the consolidated balance sheets and statements of operations, changes in stockholders’ equity (deficit) and cash flows for the Company as of and for the five month period ended May 31, 2006 (the “Most Recent Financial Statements”). The Financial Statements fairly present the financial condition of the Company as of such dates and the results of its operations and changes in its cash flows for the periods covered thereby in accordance with GAAP (subject to, with respect to the Most Recent Financial Statements, the omission of certain footnotes, other presentation items required by GAAP with respect to audited financial statements).

(ii)        The Company has no Liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet, including indebtedness for borrowed money or guarantees, except for (A) Liabilities set forth in the Most Recent Financial Statements and (B) except as set forth on Schedule 4(h), Liabilities that have arisen after the date of the Most Recent Financial Statements in the Ordinary Course of Business which, individually and in the aggregate, are not material.

(iii)       Schedule 4(h) sets forth the long-term debt and capital lease obligations of the Company determined in accordance with GAAP as of the date hereof.

(iv)       The books of account, minute books, stock record books, and other material records of the Company, all of which, upon request, have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company has established and maintained a system of internal controls and procedures to provide assurances that all material information regarding the Company’s operations and financial condition is communicated to the Company’s management, including Company Officers.

(v)        Since the Most Recent Financial Statements, the Business has been conducted in the Ordinary Course, consistent with past practice, and, except for changes arising in the Ordinary Course of Business, there has not occurred (A) any change in the Business or the nature, title or condition of Company’s assets, (B) except as set forth on Schedule 4(h), any material change in the financial condition or results of operations of the Company, (C) any damage destruction or loss with respect to the Business or (D) any Material Adverse Change.

(i)         Legal Compliance. The Company has complied in all material respects and is currently in compliance in all material respects with all applicable Laws. As of the date hereof the Company has not received any written notice of alleged noncompliance of any applicable Laws that could reasonably be expected to have a Material Adverse Effect.

18

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(j)	Tax Matters. Except as set forth in Schedule 4(j):

(i)         All Tax Returns required to be filed by or on behalf of the Company have been timely filed with the appropriate taxing authorities in jurisdictions in which such Tax Returns were required to be filed (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

(ii)        All Taxes due and payable by or on behalf of the Company have been fully and timely paid (whether or not shown or required to be shown on any Tax Return), and adequate reserves or accruals for Taxes of the Company have been provided in the books of the Company and its Financial Statements in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing.

(iii)       The Company has not executed or filed with any taxing authority any agreement, waiver or other document extending the period for filing any Tax Return or for assessing or collecting of Taxes.

(iv)       The Company has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(v)        All other Taxes required to have been withheld or collected by the Company have been duly withheld and collected and have been duly paid over to the appropriate governmental authorities.

(vi)       The Buyer has received or had access to complete copies of (i) all U.S. federal, state, local and foreign income or franchise Tax Returns of the Company relating to the Tax periods ended on or after December 31, 2004 and (ii) any audit report issued since the Company’s incorporation relating to Taxes due from or with respect to the Company.

(vii)      No written claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(viii)     There are no audits or investigations by any taxing authority or proceedings in progress, nor has the Company received any written notice from any taxing authority that it intends to conduct such an audit or investigation.

(ix)       The Company is not a party to any pending action or proceeding, nor, to the Company’s knowledge, is any action or proceeding threatened by any taxing authority for the assessment or collection of any Taxes.

(x)        The Company has no reason to believe that any taxing authority has a valid claim to assess any additional Taxes for any Tax period.

19

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(xi)       The Company has not agreed to and is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Company.

(xii)      The Company has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law with respect to the Company.

(xiii)     No property owned by the Company constitutes “tax-exempt use property,” within the meaning of Section 168(h) of the Code or is “tax-exempt bond financed property,” within the meaning of Section 168(g) of the Code, or “public utility property,” within the meaning of Section 168(i)(10) of the Code.

(xiv)     The Company is not subject to any private letter ruling of the IRS or other taxing authorities, and there are no requests for any such rulings outstanding.

(xv)      The Company is not a party to any Tax allocation or sharing agreement or arrangement with any Person, and is not obligated or potentially obligated to indemnify any other party for Taxes.

(xvi)     The Company has never been a member of any Affiliated Group of corporations for any Tax purposes other than an Affiliated Group of which the Company is the parent.

(xvii)    There are no Liens for Taxes (other than Permitted Liens) upon any assets of the Company.

(xviii)   The Company is not a party to any joint venture, partnership or other arrangement or Contract which could reasonably be expected to be treated as a partnership for federal or state income Tax purposes.

(xix)     The Company is not a party to or bound by any agreement, contract, arrangement or plan that has resulted or would result (including by reason of the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code; the Company is not obligated to pay or reimburse any person for any excise Taxes pursuant to Section 4999 of the Code.

(xx)      The Company is not and has not been a “United States real property holding corporation,” within the meaning of 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code or any other provision of Tax Law, and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

(xxi)     The Company will not be required to include any items of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (A) intercompany transactions within the

20

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

meaning of Section 1.1502-13 of the Treasury Regulations (or any corresponding or similar provision of state, local or foreign Tax Law); (B) installment sales made on or before the Closing Date; (C) dispositions of property made on or before the Closing Date for a contingent purchase price the fair market value of which could not be ascertained at the time of the dispositions; or (D) prepaid amounts received on or prior to the Closing Date.

(xxii)    The Company has not entered into a transaction that is a “listed” transaction for purposes of Section 1.6011-4(b)(2) or 301.61111-2(b)(2) of the Treasury Regulations.

(xxiii)   The Company is not liable with respect to any purported indebtedness the interest of which is not deductible for applicable federal, state, local or foreign income Tax purposes.

(xxiv)   The Company has disclosed on its Tax Returns all positions taken that could reasonably be expected to give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(xxv)    Each asset with respect to which the Company claims depreciation, amortization or similar expense for Tax purposes is owned by the Company.

(xxvi)   No Seller is a person other than a United States person within the meaning of the Code. The Transactions are not subject to the tax withholding provisions of the Code or of any other provision of Tax law.

(k)        Contracts. Schedule 4(k) lists all of the following Contracts to which the Company is a party:

(i)	all leases of real property (the “Real Property Leases”);

(ii)        all leases for personal property that involve annual payments by the Company in excess of $25,000;

(iii)       all Contracts with theaters and exhibitors (the “Theater Agreements”);

(iv)       all other Contracts that involve annual payments by, or to, the Company in excess of $25,000;

(v)        all maintenance Contracts or similar agreements of any kind relating to the Business or Intellectual Property;

(vi)       all Client Service and Advertising Contracts with advertisers or similar parties (the “Advertising Contracts”); and

(vii)      all other Contracts that are material to the Company or the Business.

21

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

All of the Contracts set forth on Schedule 4(k) are valid, in full force and effect and binding upon the Company and, to the Company’s Knowledge, the other parties thereto, enforceable against the Company in accordance with their respective terms; and the Company is not in material default under any of them, nor, to the Company’s Knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such a material default. To the Company’s knowledge, no party to any such Contract intends to terminate or refuse to renew or otherwise modify its respective Contract or take any adverse action against the Buyer or the Company or any action which would otherwise adversely affect the Buyer or the Company as a result of the consummation of the Transactions.

(l)         Litigation. Except as set forth on Schedule 4(l), there are no Actions or subpoenas: (i) pending against the Company, or (ii) to the Company’s Knowledge, pending against any current or former supervisory employee of the Company with respect to any acts or omissions in connection with his or her employment with the Company, or any properties or assets of the Company, or (iii) to the Company’s Knowledge, threatened against the Company or any current or former supervisory employee of the Company with respect to any acts or omissions in connection with his or her employment with the Company, or any properties or assets of the Company, or (iv) whether filed or threatened, that have been settled or compromised by the Company since the Company’s incorporation and at the time of such settlement or compromise were material to the Business. The Company is not subject to any outstanding order, judgment, writ, injunction or decree that could reasonably be expected to have a Material Adverse Effect or could reasonably expected to prevent or delay the consummation of the Transactions. There has not been since the Company’s incorporation, nor are there currently any internal investigations or inquiries being conducted by or with respect to the Company, its directors, managers or members, as the case may be, or any third party or Governmental Authority at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(m)	Employee Matters.

(i)         Schedule 4(m) sets forth or describes: (A) the name, job title, date of hire, annual salary or hourly rate of pay, bonus target and/or commissions for the current fiscal year, bonus and/or commissions actually paid or payable for the most recent completed fiscal year, work location, accrued vacation, accrued sick leave and leave status of every current employee of the Company, as of dates no earlier than [to be provided] days prior to Closing; (B) organizational chart(s) of the Company; (C) collective bargaining, union or other employee association agreements of the Company, petitions for recognition, unfair labor practice charges; (D) employment, managerial, advisory and consulting or independent contractor agreements of the Company; (E) employee confidentiality or other agreements protecting proprietary processes, formulae or information of the Company; (F) non-compete and non-solicitation agreements and other restrictive covenant agreements of the Company; (G) compensation agreements and plans of Company employees, including bonus or incentive plans, commissions plans, loans or salary advances and payroll deduction authorizations, (H) employee handbooks and personnel policies and practices manuals, and (I) any employment, employment-related and/or labor actions or suits, whether pending or threatened.

22

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(ii)        Except as set forth in Schedule 4(m), the Company is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company’s Knowledge, threatened, or, to the Company’s Knowledge, any investigation pending or threatened against the Company, whether under any foreign, federal, state or common law, through any Governmental Authority, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise, relating to any thereof, including without limitation, any claim for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period); (C) vacations, time off (including, without limitation, potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the Company’s current fiscal year; (D) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; (E) discrimination against employees on any basis; (F) unlawful employment or termination practices; (G) unfair labor practices or alleged violations of collective bargaining agreements; (H) any violation of occupational safety and/or health standards; (I) breach of any employment, personal service or independent contractor agreement; or (J) the misclassification of employees as independent contractors or exempt under the FLSA and state and local analogs, and, to the Company’s Knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation.

(iii)       There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company’s Knowledge, threatened against it.

(iv)       Except as set forth in Schedule 4(m), the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any collective bargaining agreement, and none of its employees is a member of or represented by any labor union and, to the Company’s Knowledge, there are no attempts of whatever kind and nature being made to organize any of such employees. Without limiting the generality of the preceding sentence, no certification or decertification is pending or was filed within the past twelve (12) months respecting the employees of the Company and, to the Company’s Knowledge, no certification or decertification petition is being or was circulated among the employees of the Company within the past twelve (12) months.

(v)        Except as set forth in Schedule 4(m), there are no charges, administrative proceedings or formal complaints of discrimination and/or harassment (including, but not limited to, discrimination and/or harassment based upon sex, age, marital status, race, national origin, sexual orientation, disability, veteran status or any other protected category) pending or, the Company’s Knowledge, threatened, or to the Company’s Knowledge, any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court, and there have been no audits of the equal employment opportunity practices of the Company and, to the Company’s Knowledge, no basis for any such claim exists.

23

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(vi)       Except as set forth in Schedule 4(m), the Company is not aware of any Company Officer or any other key employee, who intends to terminate his/her employment with the Company.

(vii)      Except as set forth in Schedule 4(m), all of the Company’s employees are terminable at will and no employee of the Company has been granted the right to continued employment by the Company or to any compensation following a change of control of the Company or following termination of employment with the Company.

(viii)     To the Company’s Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any Contract relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company or otherwise; and to the Company’s Knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. As of the date hereof, the Company has not received any written notice alleging that any such violation has occurred.

(ix)       The Company has engaged in no plant closing or employee layoff activities within the last two years that would violate or in any way implicate the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

(n)	Employee Benefits.

(i)         Schedule 4(n) sets forth a complete and accurate list as of the date hereof of all “employee benefit plans,” within the meaning of Section 3(3) of ERISA, and all other bonus, profit sharing, pension, severance, deferred compensation, individual employment, consulting, health, life, stock option, disability plans, Contracts or policies (whether written or unwritten, insured or self insured) established, maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company on behalf of any employee, director, manager, or shareholder of the Company (whether current, former, or retired) or their beneficiaries (each an “Employee Benefit Plan”). Schedule 4(n) indicates which employees of the Company are eligible to participate in each of the Employee Benefit Plans. Except as set forth on Schedule 4(n), the Company does not maintain or contribute to any Employee Benefit Plans. There are not currently, nor have there ever been, any Persons that would be deemed to be a “single employer” with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(ii)        With respect to each Employee Benefit Plan set forth on Schedule 4(n): (A) such Employee Benefit Plan has been maintained and operated in all material respects in accordance with their terms and applicable Law, including ERISA and the Code; (B) such Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code (or has submitted or is within the remedial amendment period for submitting an application for a determination letter from the IRS or is permitted to rely upon an opinion letter of a prototype or volume submitted sponsor which covers all provisions of the

24

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Company’s Employee Benefit Plan); (C) to the Company’s Knowledge, no Action has been threatened, asserted or instituted or is anticipated against any Employee Benefit Plan (other than immaterial routine claims for benefits, and appeals of such claims), any trustee or Fiduciaries thereof, the Company, any director, officer, manager, or employee thereof, or any of the assets of any trust of any Employee Benefit Plan; (D) to the Company’s Knowledge, no Employee Benefit Plan is or expected to be under audit or investigation by the IRS, U.S. Department of Labor, or any other Governmental Authority; and (E) no event, condition, or circumstance exists that would prevent the amendment of any Employee Benefit Plan. The Company will provide Buyer with copies of each of the determination letters referred to in this paragraph (ii) and the Company knows of no reason why any such letters should be revoked.

(iii)       Neither the Company nor any of its respective predecessors has ever contributed to, currently contributes to, has ever been required to contribute to, or otherwise participated in or currently participates in or in any way, directly or indirectly, has any Liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 or 4064 of ERISA.

(iv)       True, correct and complete copies of all documents embodying the current Employee Benefit Plans, including without limitation all plan and trust instruments and insurance, group annuity and other contracts pertaining thereto, have heretofore been delivered to the Buyer. With respect to each of the Employee Benefit Plans, the reporting and disclosure requirements of ERISA and the Code, as applicable, have been fulfilled and the Buyer has been furnished with copies of all filings with the IRS and the Department of Labor for each Plan’s most recent three plan years, including, without limitation, Schedule B of Department of Treasury Form 5500.

(v)        Except as set forth on Schedule 4(n)(v), the consummation of the Transactions will not give rise to any Liability, including Liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, manager, shareholder, or beneficiary of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such Transactions or by reason of a termination following such Transactions. No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The Company does not maintain, contribute to, or in any way provide for any welfare benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code or similar provision of applicable state law) to any current or future retiree or terminee. The Company does not have any unfunded Liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan.

(vi)       The Company has made all contributions, paid all premiums and satisfied all liability with respect to (a) all “employee welfare benefit plans” as that term is

25

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

defined in Section 3(1) of ERISA, whether insured or otherwise, maintained or to which contributions have been made by the Company, and (b) all other employee benefit plans, policies and practices maintained by the Company, including, without limitation, deferred compensation arrangements or other similar programs, which are payable as of the date hereof.

(vii)      Schedule 4(n)(vii) sets forth a complete list of (a) all individuals who have elected continuation coverage under COBRA (“COBRA Individuals”), (b) whether each COBRA Individual is a “qualified beneficiary” (as such term is defined under COBRA), (c) the commencement date of each COBRA Individual’s COBRA coverage, and (d) each COBRA Individual’s maximum COBRA coverage period. The Company will provide the Buyer with copies of all notices and completed election forms that have been provided pursuant to the requirements of COBRA and HIPAA. Other than as set forth on Schedule 4(n)(vii), no other individuals are eligible for COBRA Benefits.

(o)	Environmental.

(i)         Except as set forth on Schedule 4(o): (A) the Company and the Business are in substantial compliance with all Environmental Laws; (B) to the Company’s Knowledge and except as permitted by law, there has been no Release at any of the properties owned or operated by the Company or any former Subsidiary or Affiliate of the Company, or at any disposal or treatment facility which received Regulated Substances generated by the Company or any predecessor in interest; (C) no Environmental Claim has been asserted against or addressed to the Company or any former Subsidiary or Affiliate of the Company nor does the Company have knowledge or notice of any threatened or pending Environmental Claim against the Company or any former Subsidiary or Affiliate of the Company; (D) to the Company’s Knowledge, no property now or formerly owned or operated by the Company has been used as a treatment or disposal site for any Regulated Substances; (E) the Company has not failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws; (F) the Company holds all Permits required under any Environmental Laws in connection with the operation of its Business, except for such Permits as to which the Company’s failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; (G) the Company has not received any notification pursuant to any Environmental Laws that (x) any work, repairs, construction or capital expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any Permit issued pursuant thereto or (y) any Permit referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect; and (H) the Company has heretofore provided to the Buyer all studies, reports, laboratory data, analyses, and the like in the Company’s possession or control and pertaining in any way to the environmental condition of the facilities, and has heretofore disclosed to the Buyer in writing any material information known to the Company regarding the environmental condition of the Company’s facilities.

(ii)        As of the date hereof there are no Actions pending or, to the Company’s Knowledge, threatened against the Company regarding (A) any obligation to undertake or bear the cost of any Environmental Claim, including any environmental cleanup, or with respect to any real or personal property at which Regulated Substances generated by the

26

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Company were transported for disposal or (B) any real or personal property or operations that the Company owns, leases or manages, or owned, leased or managed in the past, in whole or in part.

(p)        Brokers’ Fees. Neither the Company nor any Company Stockholder has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

(q)        Accounts; Safe Deposit Boxes. Set forth in Schedule 4(q) is a complete and accurate list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and those individuals authorized to draw on these accounts or deposits or to have access to these boxes.

(r)         Transactions with Related Parties. Except as set forth on Schedule 4(r), none of the Company’s officers, directors, managers or shareholders or to their respective spouses, children or other relatives has (i) borrowed money from or lent money to the Company that remains outstanding, (ii) to the Company’s Knowledge, any Claims of any kind whatsoever against the Company; (iii) any interest in any property or assets used by or useful to the Company, or (iv) to the Company’s Knowledge, been a director, officer, manager, or employee of, or had any direct or indirect interest in, any Person that has done business with the Company (except for the ownership of not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities).

(s)        Accounts Receivable. As of the date of the Most Recent Financial Statements and as of the Closing Date, the accounts receivable of the Company, (i) represent valid, bona fide and enforceable claims of the Company against the customers under the Advertising Agreements or other Contracts to which the Company is a party, (ii) have arisen in the Ordinary Course of the Company’s Business, and (iii) have not been and are not subject to set-off or counterclaim, except routine customer complaints or warranty demands of an immaterial nature.

5.          Representations and Warranties of the Sellers. Each Seller represents and warrants, severally and not jointly, to the Buyer as to such Seller and not any other Seller as of the date hereof as follows:

(a)        Options and Shares. Such Seller has, or on the Closing Date will have, good and valid title to his or her Shares as set forth in Schedule 2(a), free and clear of all Liens (other than restrictions under securities laws). Such Seller is not a party to any subscriptions, options, warrants, rights, convertible or exchangeable securities, agreements or commitments which obligate or require such Seller to sell or transfer such Shares or his or her Options. Upon consummation of the transactions contemplated by this Agreement, such Seller will sell, assign, convey and deliver to Buyer good and valid title to his or her Shares, free and clear of all Liens (other than restrictions under securities laws), other than any Liens created by acts or omissions of Buyer and its Affiliates.

(b)        Enforceability. Such Seller has all requisite power, authority and capacity to execute and deliver this Agreement, perform his or her obligations hereunder and consummate the transactions contemplated hereby to be consummated by such Seller. This

27

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws which may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a Proceeding in equity or at law).

(c)        No Breach. The execution and delivery by such Seller of this Agreement, the performance by such Seller of his or her obligations hereunder and the consummation by such Seller of the transactions contemplated hereby to be consummated by him or her will not constitute or result in the breach of any term, condition or provision of, or constitute a default under, any material agreement or other instrument to which such Seller is a party, or result in a violation or conflict with any Law in any material respect applicable to such Seller or result in the creation of any Lien on such Seller’s Shares.

(d)        Consents. No Consent is required to be obtained from, no notice is required to be given to and no filing is required to be made with any Person (including any Governmental Authority) by such Seller in order (a) for this Agreement to constitute a legal, valid and binding obligation of such Seller or (b) to authorize or permit the consummation by such Seller of the transactions contemplated hereby to be consummated by him or her.

(e)        Brokers; Finders. No Seller has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

6.          Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (or the earlier termination of this Agreement):

(a)        General. Subject to the completion of the conditions set forth in Section 8, each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions at the earliest practicable time (including satisfaction, of the Closing conditions set forth in Section 8).

(b)        Required Consents. The Company will use its commercially reasonable efforts to obtain the Required Consents.

(c)        Operation of Business. The Company will keep its respective Business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees. Further, the Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not take any of the following actions outside the Ordinary Course of Business without the prior written consent of the Buyer or as otherwise expressly set forth on Schedule 6(c) which the Buyer by this reference acknowledges and hereby grants its consent:

(i)         authorize or effect any change in the Company’s Organizational Documents;

28

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(ii)        make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(iii)       grant or pay, or enter into any agreement, arrangement or amendment to an existing agreement or arrangement providing for the granting of, any severance or termination pay (whether in cash, stock, equity securities, or property) or the acceleration of vesting or other benefits to any employee except pursuant to written agreements, policies or plans outstanding on the date hereof and identified on Schedule 6(c)(iii) hereto, or adopt any new severance or termination plan, program or arrangement, or amend or modify or alter in any manner any severance or termination plan, agreement or arrangement existing on the date hereof (including any retention, change of control or similar agreement), or grant any equity-based compensation, whether payable in cash or stock;

(iv)       transfer or license to any Person or otherwise extend, amend or modify any rights to the Company’s Intellectual Property, or enter into grants to transfer or license to any Person future rights to the Company’s Intellectual Property, in each case other than non-exclusive licenses granted to end-users and non-exclusive distribution, reseller and similar commercial agreements entered into in the Ordinary Course of Business and consistent with past practice;

(v)        enter into any Contract (i) requiring the Company to pay in excess of, or requiring the Company to purchase a minimum amount of products or services with aggregate commitments over the life of all such Contracts in excess of, $25,000 individually, or (ii) requiring the Company to (A) provide a minimum amount of products or services with commitments over the life of such Contract in excess of $25,000, individually, or (B) provide products or services at a later date at a fixed price obligating the Company to provide such products or services at such fixed price for a period of more than twelve (12) months;

(vi)       declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Capital Stock or split, combine or reclassify any Capital Stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Capital Stock;

(vii)      issue, deliver, sell, purchase, redeem, acquire, authorize or designate (including by certificate of designation) or pledge or otherwise encumber, or propose any of the foregoing with respect to any shares of Capital Stock or any securities convertible into or exchangeable for shares of Capital Stock, or subscriptions, rights, warrants or options to acquire any shares of Capital Stock or any securities convertible into or exchangeable for shares of Capital Stock, or enter into other Contracts, agreements or commitments of any character obligating it to issue any such shares or securities;

(viii)     acquire or agree to acquire by merging or consolidating with, or by purchasing or acquiring any equity interest in or a portion of the assets of, or by any other

29

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

manner, any business or any Person or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or similar alliances;

(ix)       sell, lease, license, encumber or otherwise dispose of any tangible properties or tangible assets except in the Ordinary Course of Business consistent with past practice, or enter into any agreement for the purchase or sale of any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, knowingly violate or terminate any of the terms of any Real Property Leases;

(x)        make any loan, advance (other than business expense advances to employees in the Ordinary Course of Business consistent with past practice) or capital contribution to, or investment in, any Person or guarantee any such indebtedness or the indebtedness of another person, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other agreement to maintain any financial statement condition, forgive or discharge in whole or in part any outstanding loans for borrowed money, modify any loan for borrowed money previously granted, enter into any hedging agreement or similar financial agreement or arrangement or enter into any arrangement having the economic effect of any of the foregoing.

(xi)       adopt, terminate or amend any Employee Benefit Plan or enter into any new Employee Benefit Plan, or amend any compensation, bonus, commission, insurance coverage (except as expressly permitted by this Agreement), benefit, entitlement, grant or award provided or made under any Employee Benefit Plan; or enter into any collective bargaining agreement; pay any special bonus, commission or special remuneration to any employee (cash, equity or otherwise); increase the salaries, bonuses, commissions or wage rates or fringe benefits (including rights to severance or indemnification) of its employees; or pay any benefit not provided for as of the date of this Agreement under any Employee Benefit Plan;

(xii)      pay, discharge, settle or satisfy any Liabilities which are individually or in the aggregate material to the Business, other than the payment, discharge, settlement or satisfaction of Liabilities in the Ordinary Course of Business consistent with past practice or pursuant to Contracts previously furnished to the Buyer, or waive the benefits of, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any Contract to which the Company is a party or of which the Company is a beneficiary;

(xiii)     except as required by GAAP, revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business consistent with past practice) or make any change in accounting methods, principles or practices (and if any of the foregoing is required, the Company shall promptly notify the Buyer thereof);

(xiv)     enter into, renew or materially modify any Contract relating to the distribution, sale, license or marketing by third parties of the Business, other than (i) renewals of existing Contracts on a nonexclusive basis or modifications in connection with renewals of

30

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

existing Contracts on a nonexclusive basis, or (ii) new nonexclusive Contracts, either of which can be terminated without penalty upon notice of days or less;

(xv)      engage in any action with the intent to, or which could, directly or indirectly, adversely impact or materially delay the consummation of the Transactions;

(xvi)     hire any officers, consultants, independent contractors or employees having annual compensation in excess of $25,000;

(xvii)    except for payments arising directly out of the Transactions, make any individual or series of related payments outside of the Ordinary Course of Business (including payments to legal, accounting or other professional service advisors) in excess of $25,000 individually or $100,000 in the aggregate, other than pursuant to Contracts existing on the date hereof and made available to the Buyer prior to the date hereof;

(xviii)   commence or settle any threatened or pending Action including more than $25,000 individually (other than any Action to enforce any of its rights under this Agreement);

(xix)     adopt, implement or amend any stockholder rights plan, “poison pill” anti-takeover plan or other similar plan, device or arrangement that, in each case, is applicable to the Company or the Transactions;

(xx)      take any action that is intended or could reasonably be expected to result in any of the conditions to the Transactions not being satisfied; or

(xxi)     make any capital expenditures, capital additions, capital improvements or other expenditures in excess of $40,000 individually or $100,000 in the aggregate.

(d)        Access. At reasonable times and upon reasonable advance notice to a Company Officer, the Company shall cause the Buyer, through its employees and representatives, to have access to and, to make such investigation of, the personnel, attorneys, accountants, advisers and operations of the Business as the Buyer reasonably requests; provided, however, that any such inspection shall be done in such a manner so as not to unreasonably disrupt the Company’s conduct of the Business.

(e)        Notice of Discovered Breaches. If, prior to the Closing, the Company or a Seller acquires knowledge of a fact or circumstance that constitutes a breach of a representation, warranty, covenant or agreement made in the Transaction Documents, then the Company shall promptly notify the Buyer of the existence of such fact or circumstance.

(f)	Exclusivity.

(i)         From and after the date hereof, the Company and the Stockholder Representative will immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons and their respective Affiliates, officers, directors, managers, employees, financial advisors, agents and

31

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

representatives, other than the Buyer and its representatives, with respect to any proposed, potential or contemplated acquisition proposal.

(ii)        Without limiting the foregoing, from and after the date hereof, the Company and the Stockholder Representative will not, directly or indirectly (A) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, the submission of any proposal or offer from any Person relating to the acquisition of any Capital Stock, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation or share exchange), (B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any of the foregoing. The Company and the Stockholder Representative shall forthwith notify the Buyer of the receipt by the Company or any of its respective Affiliates, advisors or representatives of any of the foregoing proposals or any request for information regarding the Company. Such notice shall be made orally and in writing and shall disclose the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

(g)        Supplemental Disclosure. From time to time prior to Closing, the Company shall, by written notice to, and consent of, the Buyer, which consent shall not be unreasonably withheld, supplement or amend any of the disclosure schedules attached hereto (or create one or more additional disclosure schedules, if appropriate) with respect to any matter that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in any such schedule. No such supplement or amendment and no notice under Section 6, however, shall operate to cure or waive any failure of a condition precedent to be satisfied pursuant to Section 8.

(h)	Tax Matters.

(i)         The Company and the Stockholder Representative shall give the Buyer and its authorized representatives full access to all properties, books, records and Tax Returns of or relating to the Company, whether in the possession of the Company, the Stockholder Representative or third-party advisors or representatives so that the Buyer may make such investigations as it shall desire of the affairs of the Company. The Company and the Stockholder Representative shall ensure that all third-party advisors and representatives (including lawyers and accountants) of the Company and the Stockholder Representative are available to and fully cooperate with the Buyer with respect to such investigations.

(ii)        If, between the date hereof and the Closing Date, the Company or the Stockholder Representative have knowledge of the commencement or scheduling or threat or proposal (made orally or in writing, formally or informally) of any audit, assessment of any Tax, issuance of any notice of Tax due or any bill for the collection of any Tax due or the commencement or scheduling or threat or proposal (made orally or in writing, formally or informally) of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company, the Stockholder Representative shall provide prompt notice to the Buyer of such matter, setting forth information describing any

32

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

asserted or proposed Tax liability in reasonable detail and including copies of any notices or other documentation received from the applicable taxing authority with respect to such matter.

(iii)       The Company shall not, and the Stockholder Representative shall not cause the Company to, take any of the following actions without the consent of the Buyer:

(A)	make, revoke or amend any Tax election;

(B)       request an extension of the due date with respect to any Tax Return;

(C)       execute any waiver of restrictions on assessment or collection of any Tax; or

(D)       enter into or amend any agreement or settlement with any Taxing Authority.

7.	Post-Closing and Other Covenants. The Parties agree as follows:

(a)        General. In case at any time after Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall promptly agree take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all at the sole cost and expense of the requesting Party.

(b)	Employees.

(i)         Post-Closing Employment. At or prior to Closing, the Company shall enter into Employment Agreements, and agreements not to compete, with each of the Company Officers each in substantially the form attached hereto as Exhibit A; provided, however, that the Buyer shall not be required to make any adjustments to any Company Officer’s salary structure that will materially reduce 2005 EBITDA of the Buyer on a pro forma basis. Any employee of the Company who is not a Company Officer will maintain his or her employment with the Company on the Closing Date and each such employee will be an “at will” employee. All service of such employees completed prior to the Closing Date with the Company will be recognized under the benefit plans and benefit arrangements available to such employees after the Closing Date, provided, that recognition of such service does not result in duplicate benefits. Each of the welfare plans that provide coverage to such an employee after the Closing shall (A) waive any preexisting conditions, waiting periods and actively at work requirements under such plans (except to the extent that such conditions, waiting periods and requirements exist under the Company’s existing benefit plans and have not yet been met with respect to the employee), and (B) honor any expenses incurred by such employees and their beneficiaries under similar benefit plans during the portion of the calendar year prior to the Closing Date for purposes of satisfying applicable deductibles. Substantially all of the Company’s production, customer service, sales support, clerical and technical support positions will be located in the Company’s offices in Waite Park, Minnesota for a period of two (2) years after the Closing Date. The Company will prepare and submit to the Buyer for the Buyer’s review and comment a plan setting forth the positions at the Company that the Company suggests be moved from Waite

33

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Park, Minnesota to Los Angeles, California and those that the Company suggests remain in Waite Park, Minnesota.

(ii)        No Third-Party Benefit. Nothing contained in this Agreement shall confer upon any employee of the Company any right with respect to continued employment by the Company or the Buyer or shall create any third party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by the Buyer or the Company or under any benefit plan that the Buyer or the Company may maintain.

(c)        Confidentiality and Non-Solicitation. On or prior to the Closing Date, and as a condition precedent to the obligations of the Buyer to consummate the Transactions, the Company shall have caused each of the Company Officers and the Company Stockholders to execute and deliver an agreement satisfactory to the Buyer pursuant to which such Company Officers and the Company Stockholders:

(i)         agree to keep secret and retain in strictest confidence, and not, without the express prior written consent of the Buyer, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for their benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any Confidential Information regarding the Company or the Business to any Person except (A) as otherwise required by Law, or (B) to the extent necessary to enforce its rights under this Agreement;

(ii)        for a period of three years after the Closing Date, agree not to, directly or indirectly, solicit, divert, take away or induce any employee of the Company or the Buyer to leave the employ of the Company or the Buyer, or solicit, induce or influence any other Person to do so, without the prior written consent of the Buyer;

(iii)       for a period of three years after the Closing Date agree not to, directly or indirectly (including through a spouse or other relative), own or have any interest in, participate in, manage or control (whether as an officer, director, employee, partner, member, agent, consultant, contractor, shareholder, investor or otherwise), consult with or advise in any capacity, render services for, or in any manner engage in any business competing with the Business anywhere in North America. Ownership of five (5) percent or less of the outstanding stock of a corporation the shares of which are publicly traded on a national securities exchange, will not in itself be considered competing with the Business;

(iv)       agree not to make any remarks or take any action which would demean, disparage or criticize (A) the Company, the Buyer, or any of their current or former affiliates, partners, officers, directors, employees, agents, suppliers or customers, or (B) any product or service sold, marketed or distributed by the Company, the Buyer or their respective Affiliates; and

(v)        agree that, if any such Person breaches, or threatens to commit a breach of, any of the provisions of this Section 7(c), the Buyer shall have the right (in addition to any other rights and remedies available to the Buyer at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach without the securing or posting

34

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

of a bond or proving actual damages in connection with the Buyer seeking or obtaining such relief, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Buyer and that money damages would not be an adequate remedy to the Buyer.

(d)        Indemnification Matters. The Buyer will not take or permit any action to be taken that would alter or impair on a retroactive basis any exculpatory or indemnification provisions now existing in the Organization Documents of the Company for the benefit of any individual who served as a director or employee or officer of the Company at any time prior to the Closing Date.

8.	Conditions to Obligations to Close.

(a)        The Buyer’s Conditions. The obligation of the Buyer to consummate the Transactions is subject to satisfaction (or waiver in writing by the Buyer) at or prior to Closing of the following conditions:

(i)         the Company shall have delivered to the Buyer a pay-off statement from Eugene K. Schreder and Alyssa M. Schreder with respect to the Schreder Promissory Note (the “Payoff Statement”);

(ii)        the Company shall have delivered to the Buyer evidence satisfactory to the Buyer of termination of the Stockholders’ Agreement;

(iii)       except to the extent of any change permitted by the terms of this Agreement (excluding the delivery of a notice by the Company or the Sellers pursuant to Section 6(e)) or consented to by the Buyer, (i) all representations and warranties made by the Company in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty by its terms relates to an earlier date, which shall be true and correct in all respects as of such earlier date) and (ii) the Company shall have performed or complied in all material respects with all covenants and agreements contained in this Agreement on his or her part required to be performed or complied with at or prior to Closing;

(iv)       all of the terms, covenants, obligations and agreements and conditions of this Agreement to be complied with and performed by the Company on or prior to the Closing Date shall have been complied with and performed in all material respects;

(v)        there shall have been no Material Adverse Change in the Business since the date of this Agreement;

(vi)       the Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in this Section 8(a) have been satisfied;

(vii)      the Company shall have delivered to the Buyer a copy of the Most Recent Financial Statements. Such Most Recent Financial Statements shall fairly present the

35

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

financial condition of the Company as of such dates and the results of its operations and changes in its cash flows for the periods covered thereby in accordance with GAAP consistently applied;

(viii)     the Buyer shall have received a certificate of the secretary of the Company attesting to (A) the Organizational Documents of the Company, (B) the resolutions adopted by the governing bodies of the Company duly authorizing the execution, delivery and performance of this Agreement by the Company and the execution and delivery by the Company of all other Transaction Documents, and (C) the signatures of the officers or authorized representatives of the Company who have been authorized to execute and deliver this Agreement and any other Transaction Documents;

(ix)       all of the Required Consents shall have been received and none of the Required Consents shall contain any conditions or limitations which are not acceptable to the Buyer;

(x)        the Company shall have paid in full the Schreder Promissory Note and Eugene K. Schreder and Alyssa M. Schreder shall have acknowledged payment in full of the Schreder Promissory Note and shall have released all Liens on any properties or assets of the Company;

(xi)       the Buyer shall have received such other documents and instruments as it shall reasonably request;

(xii)      No Law or Order shall be in effect which prohibits, restricts or enjoins and no Proceeding shall be pending or threatened which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or otherwise materially adversely affect, the consummation of the Transactions;

(xiii)     the Buyer shall have received counterpart signature pages to each of the Transaction Documents from each party thereto;

(xiv)     except to the extent of any change permitted by the terms of this Agreement (excluding the delivery of a notice by the Company or the Sellers pursuant to Section 6(e)) or consented to by the Buyer, (i) all representations and warranties made by each Seller in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty by its terms relates to an earlier date, which shall be true and correct in all respects as of such earlier date) and (ii) each Seller shall have performed or complied in all material respects with all covenants and agreements contained in this Agreement on his or her part required to be performed or complied with at or prior to Closing;

(xv)      each Seller shall have delivered to the Buyer at the Closing a certificate signed by such Seller certifying that the conditions stated in Section 8(a)(xiv) have been fulfilled;

36

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(xvi)     all Options shall have been redeemed, all Preferred Stock shall have been converted and all Shares shall have been tendered to the Buyer, free and clear of any Liens;

(xvii)    the Buyer shall have concluded to its satisfaction, in its sole and absolute discretion, all legal, financial, business and other due diligence with respect to the Company and the Sellers and shall have received the financial statements for the six month period ending June 30, 2006 reviewed by Eisner LLP or other nationally recognized accounting firm selected by Buyer, which financial statements shall be to Buyer's satisfaction, in its sole and absolute discretion;

(xviii)   all current employment agreements between the Company and its employees shall have been amended and restated, in the form of the Employment Agreement, to the Buyer’s satisfaction

(xix)     each of the Company Officers shall have entered into Employment Agreements, and agreements not to compete, with the Company;

(xx)      the Company shall have increased the number of shares of Common Stock authorized to 60,000 shares under its Organizational Documents;

(xxi)     the Company shall have delivered an opinion of counsel, dated as of the Closing Date, the form of which is satisfactory to the Buyer and its counsel;

(xxii)    the Buyer shall have received all certificates, instruments and other documents required to be delivered to the Buyer at or before the Closing pursuant to this Agreement duly executed by all necessary Persons (other than the Buyer and its Affiliates);

(xxiii)   the Buyer shall have received evidence satisfactory to the Buyer that all outstanding options of the Company have been redeemed and shall have received copies of agreements with all such optionholders fully releasing the Company and the Buyer; and

(xxiv)   the Buyer shall have received all Certificates from the Company Stockholders.

(b)        The Sellers’ Conditions. The Sellers’ obligation to consummate the Transactions is subject to satisfaction (or waiver in writing by the Sellers) at or prior to Closing of the following conditions:

(i)         the Buyer shall have delivered to the Stockholder Representative the Payment Fund;

(ii)        the Stockholder Representative shall have concluded to its satisfaction, in its sole discretion, all legal, financial, business and other due diligence with respect to the Buyer;

(iii)       no Law or Order shall be in effect which prohibits, restricts or enjoins and no Proceeding shall be pending or threatened which seeks to prohibit, restrict, enjoin,

37

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

nullify, seek material damages with respect to or otherwise materially adversely affect, the consummation of the Transactions;

(iv)       except to the extent of any change permitted by the terms of this Agreement or consented to by the Sellers, (i) all representations and warranties made by each the Buyer in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty by its terms relates to an earlier date, which shall be true and correct in all respects as of such earlier date) and (ii) the Buyer shall have performed or complied in all material respects with all covenants and agreements contained in this Agreement on his or her part required to be performed or complied with at or prior to Closing;

(v)        all of the terms, covenants, obligations, agreements and conditions of this Agreement to be complied with and performed by the Buyer on or prior to the Closing Date shall have been complied with and performed in all material respects;

(vi)       the Sellers shall have received counterpart signature pages to each of the Transaction Documents from each party thereto;

(vii)      the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified in this Section 8(b) have been satisfied;

(viii)     the Buyer shall have delivered an opinion of counsel, dated as of the Closing Date, the form of which is satisfactory to the Company and its counsel; and

(ix)       the Sellers shall have received a certificate of the secretary of the Buyer attesting to (A) the Organizational Documents of the Buyer, (B) the resolutions adopted by the governing body of the Buyer duly authorizing the execution, delivery and performance of this Agreement by the Buyer and the execution and delivery by the Buyer of all other Transaction Documents, and (C) the signatures of the officers or authorized representatives of the Buyer who have been authorized to execute and deliver this Agreement and any other Transaction Documents.

9.	Survival; Post-Closing Indemnification.

(a)        Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and for a period of eighteen (18) months thereafter, except that (i) the representations and warranties of the Sellers contained in Sections 4(j) and 4(m), each of which shall survive the Closing and shall continue in full force and effect until six (6) months after the expiration of their respective statutes of limitation under applicable Law and (ii) the representations and warranties of the Sellers contained in Sections 4(a) and 4(d) shall survive the Closing and continue in full force and effect indefinitely.

(b)        Indemnification by the Company Stockholders. Subject to Section 9(f), from and after the Closing Date, the Company Stockholders agree severally, but not jointly, to indemnify, defend and hold harmless the Buyer, the Company and their respective directors,

38

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

officers, managers, stockholders, representatives, agents and employees (collectively, the “Buyer Indemnified Parties”), from and against all Losses based upon, incurred in connection with, arising out of or otherwise in respect of (i) subject to the terms of Section 9(a), any inaccuracy in or any breach of any representation or warranty of the Company or the Sellers contained in this Agreement or in any other Transaction Document, and (ii) any breach of any covenant, obligation or agreement of the Company or any pre-closing covenant of the Sellers contained in this Agreement or in any Transaction Document or other document or instrument contemplated by this Agreement. For all purposes of this Section 9, the representations, warranties, covenants, agreements and obligations of the Company and the Sellers and other provisions of this Agreement, the other Transaction Documents and each agreement, instrument and document related thereto, shall be interpreted and construed without consideration of any standard or qualification relating to materiality, Material Adverse Change, Material Adverse Effect, knowledge or words of similar import (whether express or implied). On or before the Closing, and as a condition precedent to the obligations of the Buyer to consummate the Transactions, the Company shall deliver to the Buyer the Stockholder Representative Agreement, executed and delivered by all of the Company Stockholders which, among other things, confirms their agreement to be bound by the terms of this Agreement.

(c)	Stockholder Representative.

(i)         Pursuant to the Stockholder Representative Agreement, Granite Equity Limited Partnership, the majority stockholder of the Company, shall be named as the agent and representative of all of the Company Stockholders (the “Stockholder Representative”) for purposes of receiving on their behalf all notices under this Agreement, issuing on their behalf such notices under this Agreement as the Stockholder Representative shall determine in its sole discretion to issue, and performing such other administrative and other functions under this Agreement as may become necessary or desirable.

(ii)        The Stockholder Representative shall have full power and authority to act for and on behalf of the Company Stockholders in regard to their rights under this Agreement. Without limiting the foregoing, the Stockholder Representative is authorized to: (A) resolve all claims or Actions for indemnification under this Agreement and (B) retain counsel of its choosing, experts and other professionals as may be necessary or desirable to assist in the resolution of any claims or Actions for indemnification under this Agreement. The Stockholder Representative shall have no right to act as agent for service of process for any one of the Company Stockholders, except that any notice delivered to the Stockholder Representative with respect to any claim or Action arising pursuant to this Section 9 shall be deemed notice to all Company Stockholders with respect thereto.

(iii)       The Stockholder Representative shall be entitled to reasonable compensation from the Company Stockholders for its services and reimbursement of all expenses (including reasonable attorneys’ fees and the cost of errors and omissions insurance) incurred in its capacity as Stockholder Representative in the manner set forth in the Stockholder Representative Agreement.

(d)        Procedures for Indemnification Claims. Except as provided in Section 9(e), if a claim for indemnification (a “Claim”) is to be made by a Buyer Indemnified

39

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Party (the “Claimant”), the Claimant shall give written notice (a “Claim Notice”) to the Stockholder Representative as soon as practicable after the Claimant becomes aware of the facts, condition or event that may give rise to Losses for which indemnification may be sought under this Section 9, provided, however, that if the Buyer makes a Claim, the Buyer shall make no further payment on the First Promissory Note or any Earn Out Payment until such Claim is resolved. Following receipt of the Claim Notice from the Claimant, the Stockholder Representative shall have a reasonable period of time under the circumstances, not to exceed thirty (30) days in any event, to make a reasonable investigation of the Claim; provided, however, that if the Claimant reasonably determines that it will be prejudiced by affording the Stockholder Representative such period of time for investigation, the Stockholder Representative and the Claimant shall agree promptly on the appropriate period of time for such investigation. For the purposes of such investigation, the Claimant agrees to make reasonably available to the Stockholder Representative and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Stockholder Representative agree at or prior to the expiration of said investigation period to the validity and amount of such Claim, the Stockholder Representative shall cause to be paid promptly to the Claimant the full amount of such Claim, subject to the Indemnification Basket and the Indemnification Cap. If the Claimant and the Stockholder Representative do not agree within said period, the Claimant may seek appropriate legal remedy.

(e)        Procedures for Indemnification Claims Involving Third-Parties. If any Action is commenced (or a Claim is made) by a Person other than a Party (“Third Party Action”) against a Claimant, written notice thereof (the “Third-Party Action Notice”) shall be given by Claimant to the Stockholder Representative as promptly as practicable (and in any event within ten (10) Business Days after the service of the citation or summons or other manner of process). The failure of any Claimant to give notice timely hereunder shall not affect rights to indemnification hereunder, except to the extent that the Stockholder Representative demonstrates actual damage caused by such failure. After such notice, if the Stockholder Representative shall acknowledge in writing to the Claimant that the Stockholder Representative shall be obligated under the terms of its indemnity hereunder in connection with such Third-Party Action, then the Stockholder Representative shall be entitled, if it so elects, (A) to take control of the defense and investigation of such Third-Party Action, (B) to employ and engage attorneys reasonably satisfactory to the Claimant to handle and defend the same, at the Stockholder Representative’s cost, risk and expense, and (C) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the prior written consent of the Claimant, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Claimant shall not be obligated or consent to any compromise or settlement which (x) exposes any Buyer Indemnified Party to any monetary risk or obligation in excess of the Indemnification Basket not completely paid for by the Company Stockholders, (y) involves any injunctive or equitable relief against any Buyer Indemnified Party or (z) involves any finding, determination or admission of a violation of Law or any wrongdoing on the part of any Buyer Indemnified Party. If the Stockholder Representative fails to assume the defense of such Third-Party Action promptly after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Stockholder Representative) have the right to undertake, at the Company Stockholders’ cost and expense, the defense, compromise or settlement of such Third-Party Action on behalf of and for the account and risk of the Company Stockholders; provided, however, that such Third-Party Action shall not be compromised or settled without the written

40

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

consent of the Stockholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Stockholder Representative reasonably informed of the progress of any such defense, compromise or settlement. The Company Stockholders shall be liable for any settlement of any Third-Party Action effected pursuant to and in accordance with this Section 9 and for any final judgment (subject to any right of appeal), and the Company Stockholders agree to indemnify and hold harmless Claimant from and against any Losses by reason of such settlement or judgment. Notwithstanding the foregoing, the Claimant shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Company Stockholders if: (x) the Claimant reasonably determines that the Stockholder Representative is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Claimant, (y) the Claimant has separate or additional defenses or counterclaims or (z) any relief other than the payment of money damages is sought against the Claimant), to participate in such contest and defense and to be represented by attorneys of its own choosing. Additionally, notwithstanding the foregoing, if a Claimant determines in good faith that there is a reasonable probability that a Third Party Action will create a material adverse legal precedent or materially affect the ongoing business operations or ongoing business relationships of the Claimant or its Affiliates, then the Claimant will have the right to conduct the defense of the claim with counsel of its choice; provided, however, that the Stockholder Representative shall have the right to monitor the defense of such claim and participate in the defense thereof at its own expense. The Claimant shall not consent to the entry of any judgment or enter into any settlement with respect to such Claim without the prior written consent of the Stockholder Representative, which shall not be unreasonably withheld.

(f)         Limitations and Other Post-Closing Indemnification Matters. Notwithstanding anything to the contrary contained in this Agreement, in any other Transaction Document or otherwise:

(i)         Except as provided in Section 9(f)(vi), no indemnification for the matters set forth in this Section 9, as the case may be, shall be required to be made by the Company Stockholders until the aggregate amount of the Buyer Indemnified Parties’ Losses exceeds Three Hundred Thousand Dollars ($300,000) (the “Indemnification Basket”), after which time only the aggregate amount of the Buyer’s Indemnified Losses in excess of the Indemnification Basket shall be recoverable in accordance with the terms hereof.

(ii)        Except as provided in Section 9(f)(vi), no indemnification shall be required to be made by the Company Stockholders for the amount of the Buyer Indemnified Parties’ Losses that exceed Six Million Dollars ($6,000,000) (the “Indemnification Cap”).

(iii)       No indemnification shall be available to any Buyer Indemnified Party with respect to any Claim resulting from or otherwise relating fraudulent action on behalf of such Buyer Indemnified Party.

(iv)       Any payments to any Buyer Indemnified Party under this Section 9 shall be treated as an adjustment to the Purchase Price for all federal, state, local and foreign Tax purposes.

41

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(v)        Except with respect to any equitable remedies or injunctive relief that may be available to any Party, the indemnification rights contained in this Section 9 shall constitute the sole and exclusive remedies of the Buyer Indemnified Parties and shall supersede and displace all other rights that any Buyer Indemnified Party may have under applicable Law.

(vi)       Notwithstanding anything herein to the contrary, there shall be no limitation based on the time, the Indemnification Basket, the Indemnification Cap or source of recovery with respect to any Losses relating to or arising from the fraudulent actions of the Company prior to the Closing or the Company Stockholders prior to the Closing.

(vii)      For purposes of Section 9(d) and Section 9(e), any Claim based on a breach of a representation or warranty shall be timely made if the Claimant gives the Stockholder Representative a Claim Notice or Third-Party Action Notice on or before the date on which such representation or warranty ceases to survive the Closing, even if such Claim is not resolved until after such representation or warranty ceases to survive.

(viii)     Payments of the principal amount of the First Promissory Note, interest thereon and all other amounts payable with respect to the First Promissory Note shall be set-off against any amount paid in satisfaction of a Claim under this Section 9.

(g)        From and after the Closing Date, the Buyer agrees to indemnify, defend and hold harmless the Company Stockholders, and their respective directors, officers, managers, stockholders, representatives, agents and employees (collectively, the “Stockholder Indemnified Parties”), from and against all Losses based upon, incurred in connection with, arising out of or otherwise in respect of any material beach of any representation or warranty of the Buyer contained in this Agreement or in any Transaction Document, and any material breach of any covenant, obligation or agreement of the Buyer contained in this Agreement or in any other Transaction Document.

10.        Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

(a)        Cooperation in Tax Matters. Each Party shall provide the other Parties with such assistance as may be reasonably requested by such Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to Liability for Taxes, and shall retain and provide the other Parties with any records or information which may be relevant to such Tax Return, audit, examination, proceedings or determination (but only to the extent he, she or it had possession of such records or other information immediately after the Closing). Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Return and supporting work schedules. The Party requesting assistance hereunder shall reimburse the other Parties for reasonable out-of-pocket expenses incurred in providing such assistance. Without limiting the provisions of this Section 10(a), Buyer agrees that it shall retain, until the seventh (7th) anniversary of the Closing Date, copies of all Tax Returns, work schedules and other records or information which it or its Affiliates (including the Company) possess and which may be relevant to such Tax Returns of the

42

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

Company for all Tax periods ending on or before the Closing Date and for all Tax periods that include the Closing Date but that do not end on the Closing Date. The Buyer shall not destroy or otherwise dispose of any such records without first providing the Stockholder Representative with a reasonable opportunity to review and copy such records.

(b)        Notice of Tax Claims. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Company, or otherwise asserts a claim, makes an assessment, or disputes the amount of Taxes for which the Sellers may be liable under this Agreement, the Buyer shall promptly notify the Stockholder Representative. The failure of the Buyer to so notify the Stockholder Representative shall not relieve the Sellers of any obligations under this Agreement, except to the extent such failure materially prejudices the ability of the Sellers to defend the liability. The Stockholder Representative shall have the right to control, with no cost to the Buyer, any resulting audit or proceedings; provided, that the Stockholder Representative first notifies the Buyer in writing that, as between the Buyer and the Sellers, the Sellers shall be liable for any Taxes that result from such audit or proceeding. The Buyer shall have the right to consult with the Stockholder Representative at the Buyer’s own expense in connection with any such audit or proceedings. The Buyer shall have the sole right to defend the Company with respect to any issue arising with respect to any such audit or proceeding to the extent that the Buyer shall have agreed in writing to forego any indemnification under this Agreement with respect to the issue. The Buyer shall have the sole right to represent the Company in any Tax proceedings relating to a Tax period that includes or that begins after the Closing Date.

(c)        Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges, including any penalties and interest, incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Sellers when due, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges. If required by applicable Law, the Buyers shall join in the execution of any such Tax Returns and other documentation; provided, however, that the Sellers shall provide to the Buyer adequate time to review any such Tax Returns and give due consideration to the Buyer’s comments with respect thereto.

(d)        Refunds for Pre-Closing Periods. The Company shall be entitled to any refunds of income Taxes with respect to the Company for any Tax period ending on or before the Closing Date and for any Tax period that includes but does not end on the Closing Date.

11.	Termination and Other Rights.

(a)        Notice and Opportunity to Cure. Prior to the exercise by a Party of any termination rights afforded under this Agreement, if any Party which is not in breach of any of the Transaction Documents (the “Non-Breaching Party”) believes another Party (the “Breaching Party”) is in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have fifteen (15) days from the receipt of such notice to cure such breach; provided, however, that if such breach is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within

43

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

such period and is diligently attempting to cure such breach, and it is reasonable to expect that such breach could be cured within a reasonable amount of time, then the Breaching Party shall be afforded an additional reasonable amount of time to cure such breach, such additional amount of time not to exceed fifteen (15) days in any event; provided, further, however, that the Buyer shall have no opportunity to cure the breach of its obligation to deliver any required portion of the Purchase Price. If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 11(b)). This right of termination shall be in addition to, and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party.

(b)        Termination of Agreement. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Closing as provided below:

(i)         The Buyer and the Company may terminate this Agreement by mutual written consent;

(ii)        provided the Buyer is not in material breach of this Agreement, the Buyer may terminate this Agreement, pursuant to a written notice to the Company and the Stockholder Representative: (A) if any one or more of the conditions to the Buyer’s obligation to close set forth in Sections 8(a) has not been fulfilled in any material respect as of the Outside Date, (B) subject to Section 11(a), if the Company or any Seller has breached in any material respect any representation, warranty, covenant, obligation or agreement contained in this Agreement or any of the Transaction Documents, or (C) if the Closing shall not have taken place by August 4, 2006 (the “Outside Date”);

(iii)       provided the Sellers and the Company are not then in material breach of this Agreement, the Sellers may terminate this Agreement pursuant to a written notice to the Buyer: (A) if any one or more of the conditions to the Sellers’ obligation to close set forth in Section 8(b) has not been fulfilled in any material respect as of the Outside Date, (B) subject to Section 11(a), if the Buyer has breached in any material respect any representation, warranty, covenant, obligation or agreement contained in this Agreement or any of the Transaction Documents, or (C) if the Closing shall not have taken place by the Outside Date; and

(iv)       the Buyer may terminate this Agreement at any time, if the Buyer is not satisfied, in its sole and absolute discretion, with its legal, financial, business and other due diligence with respect to the Company.

(c)        Effect of Termination. Upon any termination of this Agreement, the Transactions shall be terminated and abandoned and, except as set forth below, no Party shall have any further obligation or liability to any other Party:

(i)         the provisions of Sections 13(k), 3(d) and 4(p) and the Nondisclosure Agreement shall survive the termination of this Agreement in accordance with their respective terms;

(ii)        if the Buyer terminates this Agreement as a result of a breach by the Company of Section 6(f) hereof, the Company shall pay to the Buyer a sum in the amount of

44

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

the Buyer’s legal expenses and all other out-of-pocket expenses in connection with the due diligence process and the negotiation and preparation of the Transaction Documents;

(iii)       each Party shall return to the other Party all documents and other material received from such other Party relating to the Transactions, whether received from the other Party before or after execution of this Agreement.

(d)        Injunctive Relief. The Company and the Sellers agree that the Company Shares are unique assets that cannot be readily obtained on the open market and that the Buyer shall have the right to enforce specifically the Company’s and the Sellers’ performance of their respective obligations under this Agreement and the Transaction Documents, and the Company and the Sellers agree to waive the defense in any such suit that the Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

12.	Contingent Consideration.
(a) As part of the Purchase Price:

(i)         During the Earn Out Period, the Buyer shall deposit in the Payment Fund, on behalf of the holders of the Company Shares, the Earn Out Payment, if any, due with respect to the applicable Quarterly Earn Out Period. The maximum amount that the Buyer shall be obligated to pay under this Section 12 during the Earn Out Period shall be $1,000,000 in the aggregate. During the Earn Out Period, the Buyer shall use commercially reasonable efforts to market the Earn Out Master License Agreement to the Company Theaters. Notwithstanding anything contained in this Agreement to the contrary, if the Buyer determines, in its sole and absolute discretion, that such Earn Out Master License Agreement is not in the Buyer’s best interests, it shall have no obligation to enter into any such agreement and shall not be in breach of this Agreement.

(ii)        Subject to Section 12(a)(iii), by each Earn Out Determination Date, the Buyer shall, in good faith, calculate the amount of the Earn Out Payment, if any, required to be deposited into the Payment Fund, remit to the Stockholder Representative the Earn Out Statement for the applicable Quarterly Earn Out Period, and remit to the Payment Agent, the Earn Out Payment, if any, due for the immediately preceding Quarterly Earn Out Period.

(iii)       Upon delivery to the Stockholder Representative of the Earn Out Statement and deposit of the Earn Out Payment, if any, owed for the applicable Quarterly Earn Out Period, the Buyer will (A) provide a representative of the Stockholder Representative with reasonable access to the employee(s) of the Buyer who prepared the Earn Out Statement for such Quarterly Earn Out Period, and (B) provide a representative of the Stockholder Representative with access to the relevant records of the Company that were used by the Buyer to calculate the Earn Out Payment. The Buyer may condition such access to the delivery by the Stockholder Representative of a non-disclosure agreement in form and substance reasonably acceptable to the Buyer.

(b)        As used in this Section 12, the following terms shall have the following meanings:

45

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(i)         “Company Theaters” means the film exhibitors which had agreements with the Company on the Closing Date, excluding the film exhibitors set forth on Schedule 12(b)(i) which the Buyer has previously met with to discuss a master license agreement or to demonstrate its digital cinema products.

(ii)        “Earn Out Amount” for each master license agreement entered into by the Buyer or its Subsidiary with a Company Theater (each, an “Earn Out Master License Agreement”), an amount equal to the product of (A) the number of exhibitor screens subject of an Earn Out Master License Agreement and (B) either, at Buyer’s sole and absolute discretion, (x) Four Thousand Dollars ($4,000) or (y) the number of shares of Buyer Common Stock equal to Four Thousand Dollars ($4,000) divided by the closing price of the Buyer Common Stock on Nasdaq on the date such Earn Out Master License Agreement was executed.

(iii)       “Earn Out Determination Date” means thirty (30) days following the end of the applicable Quarterly Earn Out Period.

(iv)       “Earn Out Payment” means the amount, if any, that the Buyer is required to deposit with the Payment Agent with respect to the applicable Quarterly Earn Out Period, which is equal to the sum of the Earn Out Amounts for all Earn Out Master License Agreements entered into in the Applicable Quarterly Earn Out Period.

(v)        “Earn Out Period” means the period from the Closing Date and ending on the third anniversary of the Closing Date.

(vi)       “Earn Out Statement” means the statement that the Buyer is required to prepare and deliver to the Stockholder Representative calculating the Earn Out Payment, if any, owed by the Buyer for the applicable Quarterly Earn Out Period.

(vii)      “Quarterly Earn Out Period” means each fiscal quarter period, or portion thereof, following the Closing Date occurring during the Earn Out Period. For example, should the closing occur on July 31, 2006, the first Quarterly Earn Out Period would run from September 1 through and including September 30, the second Quarterly Earn Out Period would run from October 1, 2006 through and including December 31, 2006 through the Quarterly Earn Out Period ended June 30, 2009 and the last Quarterly Earn Out Period would run from July 1, 2009 through July 31, 2009.

13.	Miscellaneous.

(a)        Press Releases and Public Announcements. Prior to the Closing, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the Transactions, including its financial terms, without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law (in which case the disclosing Party will use its reasonable best efforts to advise the other Party a reasonable time prior to making the disclosure); it being understood and acknowledged that the Buyer will be required to disclose this Agreement pursuant to the federal securities rules and regulations.

46

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

(b)        No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and the Buyer Indemnified Parties.

(c)        Entire Agreement. This Agreement (including the Exhibits, Schedules and documents referred to herein) along with the Nondisclosure Agreement and the other Transaction Documents, constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)        Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. The Company and the Sellers may not assign or delegate either this Agreement or any of their respective rights, interests or obligations hereunder without the prior written approval of the Buyer.

(e)        Counterparts. This Agreement may be executed in counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)         Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)        Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered against receipt or sent by facsimile machine, nationally recognized commercial (including FedEx and UPS) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, return receipt requested, as set forth below:

If to the Buyer or the Company after the Closing, to:

Access Integrated Technologies, Inc.

55 Madison Avenue, Suite 300

Morristown, New Jersey 07960

Telephone: 973-290-0027

Facsimile: 973-290-0081

Attention: General Counsel

With a required copy (that shall not itself constitute notice) to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Telephone: (212) 808-7800

Facsimile: (212) 808-7897

Attention: Avery S. Fischer, Esq.

47

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

If to the Company or the Sellers prior to Closing to:

Granite Equity Limited Partnership
3051 2nd Street S., Suite 105

St. Cloud, Minnesota 56301

Telephone: (320) 251-1800
Facsimile: (320) 251-1804
Attention: Richard L. Bauerly

With a required copy (that shall not itself constitute notice) to:

Leonard, Street and Deinard, Professional Association
3800 Eighth Street North
St. Cloud, Minnesota 56303
Telephone: (320) 654-4100
Facsimile: (320) 654-4101
Attention: Bradley J. Gillan

Notices shall be deemed given upon the earlier to occur of (i) receipt by the Party to whom such notice is directed; (ii) if sent by facsimile machine, on the Business Day such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the Business Day after which such notice is sent; (iii) on the first (1st) Business Day following the day the same is deposited with the commercial carrier or U.S. Postal Service if sent by commercial overnight delivery’ service; or (iv) the fifth (5th) Business Day following deposit thereof with the U.S. Postal Service as aforesaid. Each Party by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

(h)        Governing Law. This Agreement shall be governed by and construed in accordance with the substantive Laws of the State of New York without giving effect to any choice or conflict of Law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(i)         Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties to be charged therewith. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(j)         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of

48

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)        Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions.

(l)         Computation of Days. Whenever this Agreement provides for a date, day or period of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a day other than a Business Day, then the same shall be deemed to fall on the immediately following Business Day.

(m)       Submission to Jurisdiction. Each of the Parties irrevocably submits to the jurisdiction of any state or federal court sitting in New York, New York, in any Action arising out of or relating to this Agreement or any other Transaction Document and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense or objection of improper venue or inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

[signature page follows]

49

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

[signature page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By: /s/ A. Dale Mayo
Name: A. Dale Mayo
Title: CEO

UNIQUESCREEN MEDIA, INC.

By: /s/ Robert E. Martin
Name: Robert E. Martin
Title: President

GRANITE EQUITY LIMITED PARTNERSHIP,
as Stockholder Representative and a Seller

By: /s/ Richard L. Bauerly
Name: Richard L. Bauerly
Title: Principal and General Partner

50

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

OTHER SELLERS

By: /s/ Eugene K. Schreder
Name: Eugene K. Schreder

By: /s/ Alyssa M. Schreder
Name: Alyssa M. Schreder

By: /s/ Shawn A. Teal
Name: Shawn A. Teal

By: /s/ Robert E. Martin
Name: Robert E. Martin

By: /s/ John R. Brownson
Name: John B. Brownson

51

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

TABLE OF CONTENTS

Page

1.	Definitions	1
2.	Purchase and Sale of Shares; Closing	11
3.	Representations and Warranties of Buyer	14
4.	Representations and Warranties of the Company	15
5.	Representations and Warranties of the Sellers	27
6.	Pre-Closing Covenants	28
7.	Post-Closing and Other Covenants	33
8.	Conditions to Obligations to Close	35
9.	Survival; Post-Closing Indemnification	38
10.	Tax Matters	42
11.	Termination and Other Rights	45
12.	Contingent Consideration	46
13.	Miscellaneous	48

-i-

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

STOCK PURCHASE AND SALE AGREEMENT

by and among

ACCESS INTEGRATED TECHNOLOGIES, INC.,

UNIQUESCREEN MEDIA, INC.,

THE HOLDERS OF CAPITAL STOCK

OF

UNIQUESCREEN MEDIA, INC.,

and

GRANITE EQUITY LIMITED PARTNERSHIP,

as Stockholder Representative

July 6, 2006

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION VERSION

List of Exhibits

Exhibit A	Form of Employment Agreement
Exhibit B-1	Form of First Promissory Note
Exhibit B-2	Form of Second Promissory Note
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Stockholder Representative Agreement

List of Schedules

Schedule 1(a)	Company Officers
Schedule 2(a)	Seller Percentage
Schedule 2(d)(i)	Each Seller’s Percentage of Purchase Price
Schedule 2(d)(ii)	Each Seller’s Percentage of Payment Fund
Schedule 4(b)(ii)	Required Consents
Schedule 4(c)(iv)	Outstanding Shares
Schedule 4(c)(v)	Subsidiaries
Schedule 4(d)	Title to Assets
Schedule 4(f)	Intellectual Property Rights
Schedule 4(g)	Insurance
Schedule 4(h)	Financial Statements; Undisclosed Liabilities; No Material Adverse
Change
Schedule 4(j)	Tax Matters
Schedule 4(k)	Contracts
Schedule 4(l)	Litigation
Schedule 4(m)	Employee Matters
Schedule 4(n)	Employee Benefits
Schedule 4(n)(v)	Employee-related Liability
Schedule 4(n)(vii)	COBRA Individuals
Schedule 4(o)	Environmental
Schedule 4(q)	Accounts; Safe Deposit Boxes
Schedule 4(r)	Transactions with Related Parties
Schedule 6(c)	Operation of Business
Schedule 6(c)(iii)	Payment Pursuant to Agreements, Policies or Plans Outstanding
Schedule 12(b)(i)	Film Exhibitors

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit A

Form of Employment Agreement

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of July ___, 2006, by and between UniqueScreen Media, Inc. (the “Company”), a Delaware corporation, and [_________________] (“Employee”).

WHEREAS, pursuant to the Stock Purchase and Sale Agreement, dated as of July ___, 2006, by and among Access Integrated Technologies, Inc. (“AIX”), the Company, all of the stockholders of the Company (the “Stockholders”), and Granite Equity Limited Partnership, and Stockholder Representative (each as defined therein), AIX will purchase all of the issued and outstanding stock of the Company from the Stockholders on the condition that Employee enter into this Employment Agreement, including, the Confidentiality and Non-Solicitation Agreement, the form of which is attached as Exhibit A hereto, and any related agreement not to compete;

WHEREAS, Employee was a [_______________] of the Company;

WHEREAS, the Company desires to enter into an agreement with Employee, effective as of the date hereof (the “Commencement Date”), to set out the terms and conditions of Employee’s employment by the Company from and after the Commencement Date; and

WHEREAS, Employee desires to provide services to the Company and the Company desires to retain the services of Employee.

NOW, THEREFORE, the Company and Employee hereby agree as follows:

1.	Employment.

1.1.       General. The Company hereby employs Employee in the capacity of [_______________] or in such other [executive] position as may be mutually agreed upon by Employee and the Company. Employee hereby accepts such employment, upon the terms and subject to the conditions herein contained.

1.2.       Duties. During the Employee’s employment with the Company, Employee will report directly to [the Company’s [_______________] or such other [executive] officer as the [_______________] shall designate]. Employee will be responsible for those duties consistent with Employee’s position as may from time to time be assigned to or requested of Employee by [the [_______________] or the Board of Directors of the Company (the “Board”)]. Employee shall perform such responsibilities faithfully and effectively. Employee shall conduct all of his activities in a manner so as to maintain and promote the business and reputation of the Company.

1.3.       Full-Time Position. Employee, during his employment with the Company, will devote all of his business time, attention and skills to the business and affairs of the Company; provided, however, that Employee shall be entitled to provide time and attention to personal and family business matters so long as such activities (i) do not violate the terms of

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

any non-competition covenant between the Employee and the Company or its affiliates, and (ii) do not interfere with the performance of Employee’s responsibilities as [an executive] of the Company. In addition, nothing in this Agreement shall prevent Employee, upon approval of the Board of Directors of the Company, from serving as a director, trustee or advisor of other corporations or businesses which are not in competition with the business of the Company or its affiliates.

2.	Compensation and Benefits.

2.1.       Base Salary. The Company shall pay to Employee as full compensation for any and all services rendered in any capacity during the term of his employment under this Agreement, an annualized, minimum base salary of $[_______________] (“Base Salary”), subject to such increases, if any, as the Board shall determine, in its sole discretion. Employee’s Base Salary shall be payable in accordance with the regular payroll practices of the Company, as in effect from time to time.

2.2.       Additional Compensation. Employee shall have no guaranteed bonus. Any bonus payable to Employee shall be determined by the Board in its sole and absolute discretion based upon performance targets, if any, which may be adopted by the Board promptly after commencement of the term hereof and at the beginning of each year of employment hereunder.

2.3.	Employee Benefits.

2.3.1.    Expenses. The Company will reimburse Employee for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses) upon the presentation of appropriate documentation therefor, all in accordance with the Company’s policies with respect thereto, as in effect from time to time.

2.3.2.    Benefit Plans. As long as Employee remains a full-time employee of the Company, Employee shall be entitled to participate in such [executive] benefit plans and programs the Company may from time to time offer or provide to executives of the Company at similar levels, including, but not limited to, any life insurance, health and accident, medical and dental, disability and retirement plans and programs, 401(k) or similar profit sharing or pension plans.

2.3.3.    Vacation. Employee shall be eligible for [three (3) weeks] of paid vacation per year. All vacation must be used by December 31 of each year of Employee’s employment at which time any unused vacation shall expire and Employee shall no longer be entitled to such vacation. Except as may be required by applicable law, no compensation shall be payable in respect of any unused vacation days.

2.4.       Employment Term. Employee’s employment by the Company pursuant to this Agreement shall commence on the Commencement Date and, except as provided in Section 3.1 hereof, will continue until the one year anniversary of the Commencement Date (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for successive

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

one year periods (the Initial Term, together with any subsequent employment period being referred to herein as the “Employment Term”); provided, however, that either party may elect to terminate this Agreement as of the end of the then current Employment Term, by written notice to such effect delivered to the other party at least 90 days prior to such termination date.

3.	Termination of Employment.

3.1.       Events of Termination. Employee’s employment with the Company will terminate upon the occurrence of any one or more of the following events:

3.1.1.    Death. In the event of Employee’s death, Employee’s employment will terminate on the date of death.

3.1.2.    Disability. In the event of Employee’s Disability (as hereinafter defined), the Company will have the option to terminate Employee’s employment by giving a notice of termination to Employee. The notice of termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the notice of termination is given. For purposes of this Agreement, “Disability” means the inability of Employee to substantially perform his duties hereunder for either 90 consecutive days or a total of 120 days out of 365 consecutive days as a result of a physical or mental illness, all as determined in good faith by the Board.

3.1.3.    Termination by the Company for Cause. The Company may, at its option, terminate Employee’s employment for “Cause” determined in good faith by a majority of the Board (exclusive of Employee if Employee shall then serve as a member of the Board) by giving a notice of termination to Employee specifying the reasons for termination and if Employee shall fail to cure the same within thirty (30) days of receiving such notice of termination his Employment shall terminate at the end of such thirty (30) day period; provided, that in the event the Board in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then said cure period shall not apply and Employee’s employment shall terminate on the date of Employee’s receipt of the notice of termination. “Cause” shall mean (i) Employee’s conviction of, guilty or no contest plea to, or confession of guilt of, a felony or other crime involving moral turpitude; (ii) an act or omission by Employee in connection with his employment which constitutes gross negligence, malfeasance, willful misconduct or other bad faith conduct which is materially injurious to the Company; (iii) a material breach by Employee of this Agreement; (iv) continuing failure to perform such reasonable duties as are assigned to Employee by the Company in accordance with the terms of this Agreement, other than a failure resulting from a Disability as defined in Section 3.1.2 hereof; (v) Employee’s knowing taking any action in conflict of interest with the Company or any of its affiliates given Employee’s position with the Company but only to the extent that such action results in material harm to the Company.

3.2.       Certain Obligations of the Company Following Termination of the Employee’s Employment. Following the termination of Employee’s employment under the circumstances described below, the Company shall pay to Employee in accordance with its regular payroll practices the following compensation and provide the following benefits in full

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

satisfaction and final settlement of any and all claims and demands that Employee now has or hereafter may have hereunder against the Company under this Agreement:

3.2.1.    Death; Disability. In the event that Employee’s employment is terminated by reason of Employee’s death or Disability, Employee or his estate, as the case may be, shall be entitled to the following payments:

(i) continuing payments of Base Salary through the date of death of Employee or the date of termination due to Employee’s Disability in accordance with the Company’s regular payroll practices;

(ii) any additional compensation (including compensation pursuant to Section 2.2 and reimbursement pursuant to Section 2.3.1 hereof) earned but not yet paid with respect to the calendar year of termination, or, if based on annual performance, annualizing such performance to the date of death of Employee or the date of termination due to Employee’s Disability and pro rating such additional compensation for the portion of the calendar year prior to such termination, payable at the time such additional compensation would have been payable but for such death or Disability; and

(iii)        The Company shall pay to Employee or his estate, as the case may be, the amounts and shall provide all benefits generally available under the employee benefit plans, and the policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination or otherwise payable as a consequence of Employee’s death or Disability.

3.2.2.    Termination by the Company for Cause. In the event Employee’s employment is terminated by the Company pursuant to Section 3.1.3 hereof, Employee shall be entitled to no further compensation or other benefits under this Agreement except that portion of any unpaid Base Salary accrued and earned by him hereunder up to and including the effective date of such termination and reimbursement pursuant to Section 2.3.1 hereof earned but not yet paid, up to and including the effective date of such termination.

3.2.3     Termination by Company Without Cause. In the event the Company terminates Employee without Cause, Employee shall be entitled to the following payments:

(i) continuing payments of Base Salary through the expiration of the Employment Term in accordance with the Company’s regular payroll practices;

(ii) any additional compensation (including compensation pursuant to Section 2.2 and reimbursement pursuant to Section 2.3.1 hereof) earned but not yet paid with respect to the calendar year of termination, or, if based on annual performance, through the end of the applicable year, payable at the time such additional compensation would have been payable but for such death or Disability;

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(iii)        The Company shall pay to Employee or his estate, as the case may be, the amounts and shall provide all benefits generally available under the employee benefit plans, and the policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination; and

(iv)       Employee shall, to the extent legally permissible, continue to participate in any life insurance, health insurance, and accident, medical and dental, disability and retirement plans and programs through the end of the Employment Term (and any Extended Term). To the extent that such participation is not legally permissible, the Company shall make or reimburse Employee for any continuation benefits under COBRA for the Employment Term (and any Extended Term).

3.3.       Nature of Payments. All amounts to be paid by the Company to Employee pursuant to this Section 3 are considered by the parties to be severance payments. In the event such payments are treated as damages, it is expressly acknowledged by the parties that damages to Employee for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof. Notwithstanding anything to the contrary contained in this Agreement, payments due pursuant to Section 3.2.3(i) shall be reduced by the amount of any income received by Employee for services rendered as an employee to any other business or entity during the remainder of the Employment Term (and, if applicable, any Extended Term); provided, however, that in no case shall any reduction be made as a result of investment or other income earned by Employee in connection with activities other than the provision of employment or consulting services by Employee. Employee agrees to provide, upon request by the Company, copies of any Forms W-2 received by Employee for services rendered during any period in which Employee is entitled to receive payment pursuant to Section 3.2.3(i) of this Agreement.

4.	Confidentiality and Non-Solicitation; Non-Compete.

Employee and Company shall enter into a Confidentiality and Non-Solicitation Agreement, the form of which is attached as Exhibit A hereto, as well as an agreement not to compete. The terms of those agreements and the duties and obligations thereunder shall be a part of this agreement and Employee agrees to perform its duties thereunder.

5.	Miscellaneous Provisions.

5.1.       Severability. If in any jurisdiction any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

5.2.       Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

5.3.       Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail or overnight delivery, postage prepaid, return receipt requested as follows:

If to the Company, to:

Access Integrated Technologies, Inc.

55 Madison Avenue, Suite 300

Morristown, NJ 07960

Facsimile No.: 973-290-0081

Attention: President

Copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178

Facsimile No.: 212-808-7897

Attention: Jonathan Cooperman, Esq.

If to Employee, to:

[Name]

[Address]

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

5.4.       Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Employee.

5.5.       Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

5.6.       Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

contracts entered into and to be performed wholly within said State. Employee and the Company hereby consent to the jurisdiction of the Federal and State courts located in the City of New York, County of New York and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement.

5.7.       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

5.8.       Binding Effect; Successors and Assigns. Employee may not delegate his duties or assign his rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

5.9.       Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

5.10.     Representations and Warranties. Employee and the Company hereby represent and warrant to the other that: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms; and (d) Employee represents and warrants that he is under no other obligations, contractual or otherwise, that could impair his ability to perform his obligations under this Agreement.

5.11.     Enforcement. If any party institutes legal action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys’ fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith.

5.12.     Continuing Effect. Where the context of this Agreement requires, the respective rights and obligations of the parties shall survive any termination or expiration of the term of this Agreement.

5.13.     Expenses. Each party to this Agreement agrees to bear his or its own expenses in connection with the negotiation and execution of this Agreement.

5.14      Full Understanding. Employee declares and represents that Employee has carefully read and fully understands the terms of this Agreement, has had the

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

opportunity to obtain advice and assistance of counsel with respect thereto, and knowingly and of Employee’s own free will, without any duress, being fully informed and after due deliberation, voluntarily accepts the terms of this Agreement and represents that the execution, delivery and performance of this Agreement does not violate any agreement to which Employee is subject.

(a) This Agreement was entered into at arm’s length, without duress or coercion, and is to be interpreted as an agreement between parties of equal bargaining strength. Both the Company and the Employee agree that this Agreement is clear and unambiguous as to its terms, and that no parol or other evidence will be used or admitted to alter or explain the terms of this Agreement, but that it will be interpreted based on the language within its four corners in accordance with the purposes for which it is entered into.

(b) The parties hereto expressly agree that any rule or contractual interpretation, as applied under any law or, that would allow parol or extrinsic evidence to attempt to show fraud in the inducement or duress to contradict the plain, unambiguous terms of this Agreement shall not apply to this Agreement and its performance and enforcement. This provision is a material part of this Agreement and, should any party try to introduce evidence contrary to this provision, any other party shall be entitle to consider it a breach and to rescind this contract in full.

[Signature Page to Follow]

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, this Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.

UNIQUESCREEN MEDIA, INC.

By:_______________________
Name:
Title:

EMPLOYEE:

__________________________ Name:

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

FORM OF CONFIDENTIALITY AND

NON-SOLICITATION AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit B-1

Form of First Promissory Note

PROMISSORY NOTE

$[1,000,000.00]	Morristown, New Jersey _______________, 2006

For value received, the undersigned, Access Integrated Technologies, Inc., a Delaware corporation (“Maker”) promises to pay to the order of Granite Equity Limited Partnership (“Payee”), as the representative, on behalf of the holders of all of the capital stock of UniqueScreen Media, Inc. (“USM”) at the Payee’s offices at 3051 2nd Avenue, Suite 105, St. Cloud, Minnesota 56301, in immediately available funds, the principal amount of [One Million Dollars ($1,000,000.00)], payable in twelve (12) equal quarterly installments in arrears on the first day of the first month of the quarter, commencing on October 1, 2006 and continuing on the first day of the first month of each calendar quarter thereafter until July 1, 2009 when the remaining principal balance plus accrued interest shall be payable in full, and to pay interest in like money and funds on the unpaid principal amount hereof, from the date hereof until this Note is paid in full, at a rate per annum equal to 8%, compounded quarterly from the date hereof. Interest shall be calculated on the basis of a year of 365 days and actual days elapsed. All unpaid amounts due under this Note shall be subject to the terms and conditions of that certain Stock Purchase and Sale Agreement, dated July __, 2006, by and among Maker, USM, Payee, the other Sellers party thereto and Granite Equity Limited Partnership, as Stockholder Representative (as defined therein) (the “Purchase Agreement”), and Maker shall be entitled to withhold or set-off against any amounts due under the Note any and all Claims (as defined under the Purchase Agreement) or amounts owed by Payee to Maker pursuant to the Purchase Agreement. All payments under this Note shall be made free and clear of any withholding or deduction, including without limitation any withholding or deduction for or on account of any tax charges or withholding. For purposes of this Note, the term “Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business transactions in New York, New York.

If this Note or any amount payable hereunder becomes due and payable on a day which is not a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable during such extension at the rate applicable to the Note prior to such extension.

Unless the holder hereof shall notify the Maker to the contrary, the unpaid principal amount hereof, all accrued interest hereon and all other amounts payable hereunder shall become immediately due and payable without further notice, protest, presentment, demand or other formalities of any kind, all of which the Maker expressly waives, if any of the following events (each an “Event of Default”) shall occur: (a) the Maker shall be unable or admit his inability to pay his debts as they mature or shall make a general assignment for the benefit of creditors; or (b) a custodian, trustee, receiver, agent or similar official shall be appointed for the Maker or any substantial part of his property; or (c) the Maker shall be adjudicated a bankrupt or insolvent; or (d) a petition in bankruptcy or seeking reorganization or an arrangement of creditors, or to take advantage of any bankruptcy, insolvency or similar law, shall be filed by or against the Maker; or (e) the Maker shall default in the payment or performance of any amount or obligation hereunder when and as due.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

This Note may be prepaid in whole or from time to time in part without premium or penalty upon not less than two Business Days’ irrevocable notice from the Maker to the Payee, provided that the Maker shall pay all accrued and unpaid interest on the amount so prepaid on the date of any such prepayment.

Without limiting the foregoing, upon the occurrence of an Event of Default, Payee shall have all rights, remedies, powers and privileges provided by applicable law, all of which rights, remedies, powers and privileges may be exercised without notice to or consent by Maker, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies, powers and privileges granted to Payee hereunder or under applicable law, are cumulative, not exclusive, and enforceable, in Payee’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Maker of this Note.

The Maker promises to pay costs of collection and attorneys’ fees in case default is made in payment of this Note.

No modification, alteration or change of any provision of this Note shall be effective unless in writing and signed by the Maker and Payee and only to the extent set forth therein.

This Note shall be governed by and construed in accordance with, the laws of New York.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:_______________________ Name: Title:

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit B-2

Form of Second Promissory Note

PROMISSORY NOTE

$[4,000,000.00]	Morristown, New Jersey _______________, 2006

For value received, the undersigned, Access Integrated Technologies, Inc., a Delaware corporation (“Maker”) promises to pay to the order of Granite Equity Limited Partnership (“Payee”), as the representative, on behalf of the holders of all of the capital stock of UniqueScreen Media, Inc. (“USM”) at the Payee’s offices at 3051 2nd Avenue, Suite 105, St. Cloud, Minnesota 56301, in immediately available funds, the principal amount of [Four Million Dollars ($4,000,000.00)], payable on the earlier of (i) the date of execution of a definitive *** agreement *** between the Company and *** or (ii) November 30, 2006, plus accrued interest, at a rate per annum equal to 8%, compounded quarterly from the date hereof. Interest shall be calculated on the basis of a year of 365 days and actual days elapsed. This Note shall be subject to the terms and conditions of that certain Stock Purchase and Sale Agreement, dated July __, 2006, by and among Maker, USM, Payee, the other Sellers party thereto and Granite Equity Limited Partnership, as Stockholder Representative (as defined therein) (the “Purchase Agreement”), and Maker shall be entitled to withhold or set-off against any amounts due under the Note pursuant to Section 2(e)(iii) of the Purchase Agreement. Maker shall not be entitled to withhold or set-off any amounts due hereunder for any other Claims (as defined in the Purchase Agreement) or any other amounts owed by Payee to Maker pursuant to the Purchase Agreement. All payments under this Note shall be made free and clear of any withholding or deduction, including without limitation any withholding or deduction for or on account of any tax charges or withholding. For purposes of this Note, the term “Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business transactions in New York, New York.

If this Note or any amount payable hereunder becomes due and payable on a day which is not a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable during such extension at the rate applicable to the Note prior to such extension.

Unless the holder hereof shall notify the Maker to the contrary, the unpaid principal amount hereof, all accrued interest hereon and all other amounts payable hereunder shall become immediately due and payable without further notice, protest, presentment, demand or other formalities of any kind, all of which the Maker expressly waives, if any of the following events (each an “Event of Default”) shall occur: (a) the Maker shall be unable or admit his inability to pay his debts as they mature or shall make a general assignment for the benefit of creditors; or (b) a custodian, trustee, receiver, agent or similar official shall be appointed for the Maker or any substantial part of his property; or (c) the Maker shall be adjudicated a bankrupt or insolvent; or (d) a petition in bankruptcy or seeking reorganization or an arrangement of creditors, or to take advantage of any bankruptcy, insolvency or similar law, shall be filed by or against the Maker; or (e) the Maker shall default in the payment or performance of any amount or obligation hereunder when and as due.

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

This Note may be prepaid in whole or from time to time in part without premium or penalty upon not less than two Business Days’ irrevocable notice from the Maker to the Payee, provided that the Maker shall pay all accrued and unpaid interest on the amount so prepaid on the date of any such prepayment.

Without limiting the foregoing, upon the occurrence of an Event of Default, Payee shall have all rights, remedies, powers and privileges provided by applicable law, all of which rights, remedies, powers and privileges may be exercised without notice to or consent by Maker, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies, powers and privileges granted to Payee hereunder or under applicable law, are cumulative, not exclusive, and enforceable, in Payee’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Maker of this Note.

The Maker promises to pay costs of collection and attorneys’ fees in case default is made in payment of this Note.

No modification, alteration or change of any provision of this Note shall be effective unless in writing and signed by the Maker and Payee and only to the extent set forth therein.

This Note shall be governed by and construed in accordance with, the laws of New York.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:_______________________ Name: Title:

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is entered into as of July ___, 2006, by Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), and the stockholders signatory hereto (collectively, “Stockholders” and, individually, a “Stockholder”).

WITNESSETH

WHEREAS, the Company, UniqueScreen Media, Inc. (“USM”), the Stockholders and Granite Equity Limited Partnership, as the Stockholder Representative (each as defined therein) have entered into a certain Stock Purchase and Sale Agreement, dated as of July ___, 2006 (the “Stock Purchase Agreement”), pursuant to which the Company has agreed to issue to Stockholders an aggregate of [_________] shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), on terms as set forth in the Stock Purchase Agreement; and

WHEREAS, pursuant to the Stock Purchase Agreement the Company may issue additional shares of Common Stock to the Stockholders in payment of the Earn Out Amount (as defined therein), if any; and

WHEREAS, to induce Stockholders to enter into the Stock Purchase Agreement and to accept such shares of Common Stock as consideration under the terms of the Stock Purchase Agreement, the Company has agreed to provide registration rights with respect thereto.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.          Definitions. Unless otherwise defined herein, terms defined in the Stock Purchase Agreement are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Earn Out Registrable Securities” shall mean the shares of Common Stock issued by the Company to Stockholders in payment of the Earn Out Amount pursuant to the Stock Purchase Agreement; provided, however that Earn Out Securities shall not include any shares of such Common Stock held by Stockholders that (a) have previously been effectively registered under Section 5 of the Securities Act or disposed of pursuant to a Registration Statement or (b) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule or

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

which have been sold in a private transaction in which the transferor’s rights under the Agreement are not assigned.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Indemnified Party” shall mean a party entitled to indemnity in accordance with Section 6.

“Indemnifying Party” shall mean a party obligated to provide indemnity in accordance with Section 6.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Registrable Securities” shall mean the Stock Payment Registrable Securities and the Earn Out Registrable Securities.

“Registration Statement” shall mean a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Stockholders” shall have the meaning set forth in the preamble to this Agreement.

“Stock Payment Registrable Securities” shall mean the shares of Common Stock issued by the Company to Stockholders in payment of the Stock Payment pursuant to the Stock Purchase Agreement; provided, however that Registrable Securities shall not include any shares of such Common Stock held by Stockholders that (a) have previously been effectively registered under Section 5 of the Securities Act or disposed of pursuant to a Registration Statement or (b) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule or which have been sold in a private transaction in which the transferor’s rights under the Agreement are not assigned.

“Stock Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

2.          Registration Rights for Stock Payment Registrable Securities. As soon as practicable after the Closing, but in no event later than 30 days after the Closing, the Company shall file a Registration Statement with the Commission covering not less than all of the Stock Payment Registrable Securities. The Company shall use commercially reasonable efforts to

2

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

cause the Registration Statement to be declared effective by the Commission not later than 180 days after filing such Registration Statement.

3.          Registration Rights for Earn Out Registrable Securities. Provided that the Company is eligible to file a registration statement on Form S-3, not later than January 31 following any immediately preceding calendar year in which Earn Out Registrable Securities were issued by the Company to Stockholders, the Company shall file a Registration Statement with the Commission covering not less than all of the Earn Out Securities so issued during such previous year. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission not later than 180 days after filing such Registration Statement.

4.          Registration Procedures. If the Company is required by the provisions of Sections 2 or 3 to use reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company shall promptly:

(a)        prepare and file with the Commission a Registration Statement with respect to such securities and use commercially reasonable efforts to cause such Registration Statement to become and remain effective for two years following the filing of such Registration Statement or until disposition of the securities covered by the Registration Statement, whichever is earlier;

(b)        prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of two years following the filing of such Registration Statement, whichever is earlier;

(c)        furnish to the Stockholder Representative, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Stockholder Representative may reasonably request;

(d)        use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other applicable state securities or blue sky laws of such jurisdictions as the Stockholder Representative shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable Stockholders to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e)        enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities; and

3

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(f)         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Stockholder Representative, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

At any time before the Registration Statement covering the Stock Payment Registrable Securities or the Earn Out Registrable Securities, as the case may be, becomes effective, the Stockholder Representative may request the Company to withdraw or not to file such Registration Statement. In that event, Stockholders shall have used their registration rights under Section 2(a) or Section 3(a) of this Agreement, as the case may be, unless Stockholders shall pay to the Company the expenses incurred in connection therewith by the Company through the date of such request.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of Stockholders that Stockholders shall furnish to the Company such information regarding the securities held by Stockholders and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

5.          Expenses. Except as provided for herein, all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by the Company, except that:

(a)        all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than one hundred eighty (180) days after the effective date of such Registration Statement because any Stockholder has not effected the disposition of the securities requested to be registered shall be paid by such Stockholder; and

(b)        The Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter or any stock transfer taxes in respect of the securities sold by Stockholders.

6.	Indemnification and Contribution.

(a)        In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless Stockholders, each Stockholder’s directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls each Stockholder or such participating person within the meaning of

4

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Stockholders or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free-writing prospectus or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by Stockholders or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based solely upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Stockholder Representative or any Stockholder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Stockholders or such director, officer or participating person or controlling person, and shall as to Stockholders survive the transfer of such securities by Stockholders.

(b)        Stockholders, by acceptance hereof, agree to indemnify and hold harmless the Company, its directors, officers, agents, employees and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by any Stockholder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of Stockholders, any preliminary prospectus or final prospectus contained therein, or any free-writing prospectus, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, Stockholders shall not be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Stockholders in connection with any such registration under the Securities Act.

(c)        If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such

5

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)        Notices of Claims, Etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party’s expense; and provided further that the Indemnified Party (or Indemnified Parties) shall have the right to employ one counsel and one local counsel to represent it (or them, collectively) if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it (or them) to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party; provided further, however, that if an Indemnified Party (or Indemnified Parties) shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it (or them) that are different from, additional to, or in conflict with those available to one or all of the Indemnified Parties such Indemnified Party (or Indemnified Parties) shall have the right to employ separately one counsel and one local counsel to represent it (or them, collectively), and in that event the reasonable fees and expenses of such counsel, shall also be paid by the Indemnified Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party

6

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

(e)        The obligations of the Company and the Stockholders under this Section 6 survive the completion of any sale of Registrable Securities or termination of registration rights under this Agreement.

7.	Certain Limitations on Registration Rights.

(a)        Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of Stockholders if, in the opinion of counsel to the Company reasonably satisfactory to Stockholders and their counsel, the sale or other disposition of Stockholders’ Registrable Securities, in the manner proposed by Stockholders, may be effected without limitation and without registering such Registrable Securities under the Securities Act.

(b)        The Company shall not be obligated to file and cause to become effective (i) more than one (1) Registration Statement initiated pursuant to Section 2(a) of this Agreement, (ii) more than one (1) Registration Statement initiated pursuant to Section 3(a) of this Agreement for any particular calendar year or (iii) any registration that would require an audit of the Company to be performed outside of the ordinary course of business.

(c)        If the Company shall furnish to the Stockholder Representative on behalf of Stockholders requesting a Registration Statement pursuant to Sections 2 or 3, a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, the Company shall not be required to effect such a Registration Statement and the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Stockholders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

8.	Delay of Registration; Furnishing Information.

(a)        Stockholders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(b)        It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or 3 that each Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

9.          Agreement to Furnish Information. Stockholders agree to execute and deliver such other agreements as may be reasonably requested by the Company which are

7

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company, Stockholders shall provide, within ten (10) days of such request, such information as may be required by the Company in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

10.	Miscellaneous.

(a)        No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Stockholders in this Agreement.

(b)        Remedies. Stockholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c)        Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

(d)        Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class U.S. mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Company and Stockholders will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Company:	with a copy to:
Access Integrated Technologies, Inc. 55 Madison Avenue, Suite 300 Morristown, New Jersey 07960 Attn: General Counsel Telephone: (973) 290-0027 Facsimile: (973) 290-0081	Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Attn: Jonathan Cooperman, Esq. Telephone: (212) 808-7800 Facsimile: (212) 808-7897

8

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Notices to Stockholders:	with a copy to:
Granite Equity Limited Partnership 3051 2nd Street S., Suite 105 St. Cloud, Minnesota 56301 Telephone: (320) 251-1800 Facsimile: (320) 251-1804 Attention: Richard L. Bauerly	Leonard, Street and Deinard, Professional Association 3800 Eighth Street North St. Cloud, Minnesota 56303 Telephone: (320) 654-4100 Facsimile: (320) 654-4101 Attention: Bradley J. Gillan

(e)        Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Stockholders without the prior written consent of the other party hereto.

(f)         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)        Complete Agreement. This Agreement, the Stock Purchase Agreement and the other Transaction Documents contain the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(h)        Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

(i)         Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State. The parties hereto hereby consent to the jurisdiction of the Federal and State courts located in New York County, New York and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement. Each of the parties hereto hereby irrevocably waives any and all right to a trial by jury in any legal proceedings arising out of or relating to this Agreement.

[signature page follows]

9

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Access Integrated Technologies, Inc.

By:_______________________

Name:

Title:

[Stockholders]

By:_______________________

Name:

Title:

[Signature Page to Registration Rights Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit D

Form of Stockholder Representative Agreement

STOCKHOLDER REPRESENTATIVE AGREEMENT

1.          THIS STOCKHOLDER REPRESENTATIVE AGREEMENT (this “Agreement”) is made and entered into as of July ___, 2006, by and between Granite Equity Limited Partnership, a Minnesota limited partnership (the “Stockholder Representative”) and all of the stockholders of UniqueScreen Media, Inc., a Delaware corporation (“USM”), listed on the signatory page hereto (collectively, “USM Stockholders” and, individually, a “USM Stockholder”). Capitalized terms used in this Agreement, unless otherwise defined herein, shall be deemed to have the same meaning assigned to them in the Stock Purchase and Sale Agreement, dated as of July ___, 2006, by and among Access Integrated Technologies, Inc. (“AccessIT”), USM, the USM Stockholders and the Stockholder Representative, as Stockholder Representative (each as defined therein) (the “Stock Purchase Agreement”).

WITNESSETH

WHEREAS, AccessIT, USM, the USM Stockholders and the Stockholder Representative have entered into the Stock Purchase Agreement, whereby AccessIT will purchase all of the issued and outstanding shares of Capital Stock of the Company; and

WHEREAS, the Stock Purchase Agreement grants certain rights to the USM Stockholders and imposes certain obligations on the USM Stockholders;

WHEREAS, the Stock Purchase Agreement requires that the Stockholder Representative shall be named to serve as agent and representative of the USM Stockholders for the purposes set forth therein; and

WHEREAS, this Agreement is attached to and incorporated by reference into the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.        Appointment. The Stockholder Representative shall act as the agent and representative of all of the USM Stockholders for the purposes, and with the powers and duties, set forth in the Stock Purchase Agreement, including those set forth in Section 9(c) of the Stock Purchase Agreement. This Agreement is incorporated into and an integral part of the Stock Purchase Agreement. In consideration of the terms and conditions of the Stock Purchase Agreement, each USM Stockholder shall be bound by the terms and conditions of this Agreement upon Closing.

(a)        Each USM Stockholder hereby appoints the Stockholder Representative as his, her or its agent, representative and attorney-in-fact with full power and authority to represent each such USM Stockholder and his, her or its successors with respect to all matters arising

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

under this Agreement and the Stock Purchase Agreement and to perform all duties required of each such USM Stockholder, including, without limitation, those set forth in Section 9(c) of the Stock Purchase Agreement, and all actions taken by the Stockholder Representative hereunder and thereunder shall be binding upon all such USM Stockholders and their successors as if expressly confirmed and ratified in writing by each of them. The Stockholder Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement and the Stock Purchase Agreement for and on behalf of such USM Stockholders, as fully as if such USM Stockholders were acting on their own behalf, including, without limitation, defending all indemnity claims, consenting to, compromising or settling all such indemnity claims, distributing to the USM Stockholders funds received from time to time from AccessIT, conducting negotiations with AccessIT, taking any and all other actions specified in or contemplated by this Agreement and the Stock Purchase Agreement and engaging counsel and accountants in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and the Stock Purchase Agreement and to consent to any amendment hereof or thereof on behalf of all such USM Stockholders and successors.

(b)        The Stockholder Representative shall treat confidentially and not disclose any non-public information from or about AccessIT or USM (except on a need to know basis to individuals who agree to treat such information confidentially).

(c)        A decision, act, consent or instruction of the Stockholder Representative shall constitute the decision, act, consent and instruction of all USM Stockholders and shall be final, binding and conclusive upon each such USM Stockholder, and AccessIT may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every USM Stockholder. AccessIT is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

(d)        Set forth on Schedule A hereto is a complete and accurate list of each USM Stockholder’s name, tax identification number, address and the percentage of funds such USM Stockholder shall be entitled to receive upon distributions made by AccessIT to the Stockholder Representative for or on behalf of the USM Stockholders. The Stockholder Representative may assume without independent inquiry that the facts set forth in Schedule A are true and correct in all material respects and that Schedule A has not been and is not required to be amended. The Stockholder Representative shall promptly release all funds received from AccessIT to the USM Stockholders in accordance with the percentages set forth in Schedule A, subject to the adjustments set forth herein.

2.        Responsibilities of Stockholder Representative. The Stockholder Representative shall have full power and authority to act for and on behalf of the USM Stockholders in regard to their rights under the Stock Purchase Agreement. Without limiting the foregoing, the Stockholder Representative is authorized to:

(a)        Receive all notices under the Stock Purchase Agreement, issue all notices under the Stock Purchase Agreement as the Stockholder Representative shall determine in its sole

2

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

discretion to issue and perform such other administrative and other functions under this Agreement as may become necessary or desirable;

(b)        Resolve all Claims or Actions for indemnification under the Stock Purchase Agreement; and

(c)        Retain counsel of its choosing, experts and other professionals as may be necessary or desirable to assist in the resolution of any Claims or Actions for indemnification under the Stock Purchase Agreement.

The Stockholder Representative shall have no right to act as agent for service of process for any one of the USM Stockholders except that any notice delivered to the Stockholder Representative with respect to any Claim or Action arising pursuant to Section 9 of the Stock Purchase Agreement shall be deemed notice to all USM Stockholders with respect thereto.

3.        Third Party Beneficiaries. The USM Stockholders and the Stockholder Representative acknowledge and agree that each of AccessIT and USM has an interest in assuring that actions required under this Agreement are taken in accordance with the terms and conditions set forth herein, and each of AccessIT and USM shall therefore be deemed to be third party beneficiaries of and under this Agreement for all purposes.

4.        Compensation/Expenses/Indemnification. The Stockholder Representative shall be entitled to compensation from the USM Stockholders for services rendered and reimbursement of all reasonable expenses (including the cost of errors and omissions insurance and attorneys’ fees and expenses) incurred in its capacity as Stockholder Representative from each USM Stockholder in that percentage set forth opposite such USM Stockholder’s name on Schedule A.) The USM Stockholders shall indemnify and hold harmless the Stockholder Representative from any and all Losses arising out of or in connection with the performance of its obligations pursuant to the Stock Purchase Agreement and this Agreement while acting in good faith, and in the exercise of reasonable judgment and any act done or omitted to be done pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The USM Stockholders shall be jointly and severally liable to the Stockholder Representative for any liability arising out of this Section 4. However, the Stockholder Representative shall, in all cases, first attempt to collect said amounts on a pro rata basis. Notwithstanding any other provision contained herein, no USM Stockholder shall be responsible for Losses in excess of such USM Stockholder’s share of the Purchase Price received as a result of the Stock Purchase Agreement.

5.        Governing Law. This Agreement shall be governed by and construed in accordance with the substantive Laws of the State of New York without giving effect to any choice or conflict of Law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

6.        Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs and legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature

3

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

whatsoever under or by reason of this Agreement. No Party may assign or delegate either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party. Any purported assignment or delegation in violation of the foregoing shall be null and void.

7.        Counterparts. This Agreement may be executed in counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.        Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.        Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be given in the manner set forth in the Stock Purchase Agreement.

10.        Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties to be charged therewith. No waiver by any Party of any provision or default of this Agreement, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default.

11.        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

12.        Entire Agreement. This Agreement together with the Stock Purchase Agreement and the other Transaction Documents referred to therein constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

13.        Termination. This Agreement shall terminate upon the earlier to occur of the termination of the Stock Purchase Agreement or the payment of all amounts due the USM Stockholders pursuant to the Stock Purchase Agreement.

[signature page follows]

4

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

GRANITE EQUITY LIMITED PARTNERSHIP

By:_____________________________

Name:

Title:

STOCKHOLDERS [TO BE PROVIDED]

By:_____________________________

Name:

Title:

5

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule A

[To be provided]

6

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

List of Schedules

Schedule 1(a)	Company Officers
Schedule 2(a)	Seller Percentage
Schedule 2(d)(i)	Each Seller’s Percentage of Purchase Price
Schedule 2(d)(ii)	Each Seller’s Percentage of Payment Fund
Schedule 4(b)(ii)	Required Consents
Schedule 4(c)(iv)	Outstanding Shares
Schedule 4(c)(v)	Subsidiaries
Schedule 4(d)	Title to Assets
Schedule 4(f)	Intellectual Property Rights
Schedule 4(g)	Insurance
Schedule 4(h)	Financial Statements; Undisclosed Liabilities; No Material Adverse
Change
Schedule 4(j)	Tax Matters
Schedule 4(k)	Contracts
Schedule 4(l)	Litigation
Schedule 4(m)	Employee Matters
Schedule 4(n)	Employee Benefits
Schedule 4(n)(v)	Employee-related Liability
Schedule 4(n)(vii)	COBRA Individuals
Schedule 4(o)	Environmental
Schedule 4(q)	Accounts; Safe Deposit Boxes
Schedule 4(r)	Transactions with Related Parties
Schedule 6(c)	Operation of Business
Schedule 6(c)(iii)	Payment Pursuant to Agreements, Policies or Plans Outstanding
Schedule 12(b)(i)	Film Exhibitors

The registrant hereby undertakes to supplementally furnish a copy of any schedule or appendix listed herein to the Commission upon request.